UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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NEUROGEN CORPORATION

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NEUROGEN CORPORATION
35 Northeast Industrial Road
Branford, CT 06405

May 1, 2006

To the Stockholders of Neurogen Corporation:

On behalf of the Board of Directors, I cordially invite you to attend the 2006 Annual Meeting of Stockholders of Neurogen Corporation. The Annual Meeting will be held on Friday, June 9, 2006, at 10:30 a.m., local time, at the New York Palace Hotel, 455 Madison Avenue, New York, New York 10022.

A description of business to be conducted at the Annual Meeting is set forth in the attached Notice of Annual Meeting and Proxy Statement. Also enclosed is a copy of our 2005 Annual Report to Stockholders.

It is important that your views be represented whether or not you are able to be present at the Annual Meeting. Please mark, sign, date, and return the enclosed proxy card promptly in the accompanying postage-paid envelope. By returning the proxy, you can help the Company avoid the expense of duplicate proxy solicitations and possibly having to reschedule the Annual Meeting if a quorum of outstanding shares is not present or represented by proxy. If you attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

Sincerely,

/s/ William H. Koster

William H. Koster
President and Chief Executive Officer

NEUROGEN CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 9, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Neurogen Corporation will be held on Friday, June 9, 2006, at 10:30 a.m., local time, at the New York Palace Hotel, 455 Madison Avenue, New York, New York 10022, for the following purposes:

1.
To elect nine directors to the Board of Directors, each to hold office until the 2007 Annual Meeting of Stockholders of the Company and until such director's respective successor shall have been duly elected and qualified.

2.
To adopt an amendment to the Neurogen Corporation 2000 Non-Employee Directors Stock Option Program to include an increase in the number of shares available for issuance under the program from 570,000 shares to 820,000 shares.

3.
To adopt an amendment to the Amended and Restated Neurogen Corporation 2001 Stock Option Plan to include an increase in the number of shares available for issuance under the plan from 3,500,000 shares to 4,500,000 shares.

4.	To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accountants for the Company for the fiscal year ending December 31, 2006.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

This Notice is accompanied by a form of proxy, a Proxy Statement and the Company's 2005 Annual Report to Stockholders. The foregoing items of business are more fully described in the Proxy Statement.

In accordance with the Company's By-laws, the close of business on April 13, 2006 has been fixed as the Record Date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors,

/s/ Stephen R. Davis

Stephen R. Davis
Secretary
Branford, Connecticut
May 1, 2006

IMPORTANT

To ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-paid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you returned a proxy.

NEUROGEN CORPORATION

PROXY STATEMENT
FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS

General
The enclosed proxy is solicited on behalf of the Board of Directors of Neurogen Corporation (the "Company" or "Neurogen") for use at the Annual Meeting of Stockholders to be held on June 9, 2006, at 10:30 a.m., local time, or at any adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held at the New York Palace Hotel, 455 Madison Avenue, New York, New York 10022. The purposes of the Annual Meeting are set forth in the attached Notice of Annual Meeting of Stockholders.

This Proxy Statement, the Notice of Annual Meeting of Stockholders, the form of proxy and Neurogen's Annual Report to Stockholders are being mailed to stockholders on or about May 18, 2006.

Record Date and Share Ownership
Stockholders of record on the Company's books at the close of business on April 13, 2006 (the "Record Date") are entitled to vote at the Annual Meeting. At the Record Date, 34,644,584 shares of the Company's Common Stock, par value $0.025 per share (the "Common Stock"), were issued and outstanding. For information concerning stock ownership by certain stockholders, see the section on "Security Ownership of Certain Beneficial Owners and Management" that follows.

Revocability of Proxies
Any proxy given pursuant to this solicitation may be revoked by the person who gave the proxy at any time before its use by: (1) delivering to the Company a written notice of revocation prior to the voting of the proxy, (2) delivering to the Company a duly executed proxy bearing a later date, or (3) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Voting and Solicitation
Each stockholder is entitled to one vote for each share of the Common Stock held of record in his or her name on the Record Date on each matter submitted to a vote at the Annual Meeting. Cumulative voting is not permitted with respect to any proposal to be acted upon at the Annual Meeting.

If properly executed and received by the Company before the Annual Meeting, any proxy representing shares of Common Stock entitled to be voted at the Annual Meeting and specifying how it is to be voted will be voted accordingly. Any such proxy, however, which fails to specify how it is to be voted on a proposal for which a specification may be made, will be voted on such proposal in accordance with the recommendation of the Board of Directors.

A quorum of stockholders is necessary to hold a valid Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, excluding any shares owned by the Company, is necessary to constitute a quorum. The approval of the proposals presented at the Annual Meeting, other than the election of directors, will require the affirmative vote of a majority of the total votes cast by holders of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting. The directors shall be elected by a plurality of the votes cast at the meeting. Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Against" votes, abstentions and broker non-votes. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Abstentions and broker non-votes will be counted in determining whether a quorum is present. However, broker non-votes and abstentions are not counted as votes cast and, therefore, will have no effect on the vote total for any proposal.

When a stockholder signs the proxy card, he or she appoints William H. Koster and Stephen R. Davis, or each of them, as his or her representatives at the Annual Meeting. William H. Koster or Stephen R. Davis will vote the shares, as instructed them on the proxy card, at the Annual Meeting. In this manner, the shares will be voted whether or not the stockholder attends the Annual Meeting. Even if the stockholder plans to attend the Annual Meeting, he or she should complete, sign and return the proxy card in advance of the Annual Meeting in the event of a change in plans.

The cost of soliciting proxies will be borne by the Company. In addition, the Company expects to reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by mail and may be supplemented by telephone or personal solicitation by certain of the directors, officers and regular employees of the Company, or at the Company's request, by a professional proxy solicitor. No additional compensation will be paid to directors, officers or regular employees for such services, but if professional proxy solicitors are used, such solicitors will be paid their customary fees by the Company.

Pursuant to Delaware law, the Board of Directors has appointed an inspector to act at the Annual Meeting. The inspector shall carry out the duties imposed pursuant to Section 231 of the Delaware General Corporation Law, including the counting of votes.

Voting via the Internet or by Telephone
Most beneficial owners whose stock is held in street name receive voting instruction forms from their banks, brokers, or other agents, rather than the Company's proxy card.

A number of brokers and banks participate in a program provided through ADP Investor Communication Services that offers telephone and internet votes of proxies. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may vote your proxy for those shares telephonically by calling the telephone number shown on the form received from your broker or bank, or via the Internet at ADP Investor Communication Services' web site at http://www.proxyvote.com.

Dissenters' Right of Appraisal
Under Delaware law, there are no statutory or contractual rights of appraisal or similar remedies available to stockholders who dissent from any matter to be acted upon at the Annual Meeting.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Nine directors are to be elected to the Board of Directors at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine nominees of the Board of Directors named below, all of whom are presently directors of the Company and have served continuously since the month and year indicated opposite each such director's name in the following table, each to hold office for a term expiring at the next Annual Meeting of Stockholders of the Company and until such director's successor shall have been duly elected and qualified. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies voted for that nominee will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, with any required selection among such nominees to be determined by the proxy holders. The nine persons receiving the highest vote totals shall be elected as directors of the Company.

Nominees for the Board of Directors
The names of the nominees for director, their ages as of April 13, 2006 and certain other information about them are set forth below:

Name of Nominees	Age	Principal Occupation	Director Since
Felix J. Baker, Ph.D.	37	Managing Member, Baker Bros. Advisors, LLC	May 1999
Julian C. Baker	39	Managing Member, Baker Bros. Advisors, LLC	May 1999
Eran Broshy	47	Chief Executive Officer and Director of Ventiv Health	July 2003
Stephen R. Davis	45	Executive Vice President and Chief Operating Officer, Neurogen Corporation	September 2001
Stewart Hen	39	Managing Director, Warburg Pincus LLC	April 2004
William H. Koster, Ph.D.	61	President and Chief Executive Officer, Neurogen Corporation	September 2001
Jonathan S. Leff	37	Managing Director, Warburg Pincus LLC	April 2004
Craig Saxton, M.D.	63	Former Executive Vice President, Pfizer Global Research and Development and Vice President, Pfizer Inc.	January 2002
John Simon, Ph.D.	63	Managing Director, Allen & Company LLC	May 1989

There is no family relationship between any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company other than Julian and Felix Baker, who are brothers.

The following information, which has been provided by the Company's director nominees, sets forth each such person's principal occupation, employment and business experience during the past five years, and the period during which such person served as a director of the Company.

Felix J. Baker, Ph.D. has served as a director of Neurogen Corporation since May 1999. Dr. Baker is a Managing Member of Baker Bros. Advisors, LLC, which he and his brother, Julian Baker, founded in 2000. Dr. Baker's firm manages Baker Brothers Investments, a family of long-term investment funds for major university endowments and foundations, which are focused on publicly traded life sciences companies. Dr. Baker's career as a fund-manager began in 1994 when he co-founded a biotechnology investing partnership with the Tisch Family. Dr. Baker holds a B.S. and a Ph.D. in Immunology from Stanford University, where he also completed two years of medical school. He is also a director of Trimeris, Inc., Conjuchem Inc., Seattle Genetics, Inc., and AnorMED, Inc..

Julian C. Baker has served as a director of Neurogen Corporation since May 1999. Mr. Baker is a Managing Member of Baker Bros. Advisors, LLC, which he and his brother, Felix Baker, Ph.D., founded in 2000. Mr. Baker's firm manages Baker Brothers Investments, a family of long-term investment funds for major university endowments and foundations, which are focused on publicly traded life sciences companies. Mr. Baker's career as a fund-manager began in 1994 when he co-founded a biotechnology investing partnership with the Tisch Family. Previously, Mr. Baker was employed from 1988 to 1993 by the private equity investment arm of Credit Suisse First Boston Corporation. He is also a director of Incyte Corporation, Trimeris, Inc., Genomic Health, Inc., and Theravance, Inc.. Mr. Baker holds an A.B. magna cum laude from Harvard University.

Eran Broshy has served as a director of Neurogen since July 2003. Mr. Broshy is Chief Executive Officer and Director of Ventiv Health, a preferred provider of comprehensive marketing and sales solutions for the pharmaceutical and life sciences industries. Mr. Broshy is a widely recognized authority and frequent speaker on strategic issues in pharmaceuticals and healthcare. Prior to joining Ventiv he served as the partner responsible for the healthcare practice of The Boston Consulting Group (BCG) across the Americas. During his fourteen-year tenure at BCG, Mr. Broshy consulted widely with senior executives from a number of the major global pharmaceutical manufacturers, managed care organizations, and academic medical centers, and advised on a range of strategic, organizational and operational issues. Mr. Broshy has also served as President and Chief Executive Officer of Coelacanth Corporation, a privately-held biotechnology company. Mr. Broshy is a graduate of Harvard University (M.B.A.), Stanford University (M.S.), and Massachusetts Institute of Technology (B.S.).

Stephen R. Davis has been Executive Vice President of Neurogen since September 2001 and Chief Operating Officer since April 2005. Mr. Davis joined Neurogen in 1994 as Vice President of Finance and Chief Financial Officer. From 1990 through June 1994, Mr. Davis was employed by Milbank, Tweed, Hadley & McCloy LLP as a corporate and securities attorney. Previously, Mr. Davis practiced as a Certified Public Accountant with Arthur Andersen & Co. Mr. Davis received his B.S. in Accounting from Southern Nazarene University and a J.D. degree from Vanderbilt University.

Stewart Hen has served as a director of Neurogen since April 2004 and is a Managing Director at Warburg Pincus LLC. On April 19, 2004, he was appointed to fill a newly-created directorship, as a condition to the closing of the private placement transaction by which the Company issued $100 million of Common Stock to Warburg Pincus Private Equity VIII, L.P., entities affiliated with Baker Brothers Investments and entities affiliated with the Tisch family. Prior to joining Warburg Pincus, he was a management consultant at McKinsey & Company where he advised pharmaceutical and biotechnology companies on a range of strategic management issues. Previously, he worked at Merck & Co., Inc. in both research & development and manufacturing. Mr. Hen holds an M.B.A. from The Wharton School, an M.S. in chemical engineering from the Massachusetts Institute of Technology, and a B.S. in chemical engineering from the University of Delaware. Mr. Hen is a director of Altus Pharmaceuticals, Inc., Allos Therapeutics, Inc., and Rib-X Pharmaceuticals. He also serves on the Health Care & Sciences Group of the New York City Investment Fund.

William H. Koster, Ph.D. joined Neurogen as President and Chief Executive Officer in September 2001. Prior to joining Neurogen, Dr. Koster worked for approximately 30 years in drug discovery and development with Bristol-Myers Squibb Company (BMS) and E.R. Squibb & Sons, Inc., which merged with Bristol-Myers in 1989. In his most recent position, Dr. Koster was Bristol-Myers' Senior Vice President for Science and Technology Strategy and Acquisition, heading up the company's external science and technology strategy, scientific intelligence, intellectual property and science policy functions. In addition, he was responsible for leading the research and development acquisition and integration team involved in the agreement to purchase and merge the research and development functions of DuPont Pharmaceutical Company into BMS. Dr. Koster has served as a member of the Keystone Symposia Scientific Advisory Board and the Board of the Robert Wood Johnson Health Care Corporation and currently serves on the National Council for Harvard Medicine. Dr. Koster holds a B.S. degree in chemistry from Colby College and a Ph.D. in organic chemistry from Tufts University.

Jonathan S. Leff has served as director of Neurogen since April 2004 and is a Managing Director with Warburg Pincus LLC. On April 19, 2004, he was appointed to fill a newly-created directorship, as a condition to the closing of the private placement transaction by which the Company issued $100 million of Common Stock to Warburg Pincus Private Equity VIII, L.P., entities affiliated with Baker Brothers Investments and entities affiliated with the Tisch family. Prior to becoming Managing Director at Warburg Pincus LLC, Mr. Leff worked as a Vice President from January 1999 to December 1999 and as an Associate from July 1996 to December 1998. Mr. Leff is a director of Intermune, Inc., Allos Therapeutics, Inc., Altus Pharmaceuticals, Inc. and ZymoGenetics, Inc., all of which are biotechnology companies.

Craig Saxton, M.D. has served as a director since January 2002 and as Chairman of the Board of Neurogen since December 2004. From 1993 until his retirement in 2001, Dr. Saxton was Vice President of Pfizer Inc and Executive Vice President, Pfizer Global Research and Development at Pfizer's Research and Development headquarters in Groton, Connecticut. He held a variety of executive and research posts at Pfizer over a 25-year span. Dr. Saxton earned his B.S. in Anatomy and his M.D. from Leeds University in the U.K. After internship and residency in Medicine, he was a Research Fellow in Cardiovascular Research at the University of Leeds, and subsequently undertook research in Applied Physiology at the Royal Air Force Institute of Aviation Medicine and Physiology in Farnborough, U.K. Dr. Saxton is on the Scientific Board of the African Medical and Research Foundation in New York, and a member of the American Academy of Pharmaceutical Physicians and the Connecticut Academy of Science and Engineering.

John Simon, Ph.D. has served as a director of Neurogen since May 1989. Mr. Simon has been a Managing Director of the investment banking firm of Allen & Company, LLC since 1972.

The Company's Board of Directors recommends a vote FOR each named nominee for director.

Information about the Board of Directors

Independence of the Board of Directors

Rules promulgated by the National Association of Securities Dealers, Inc. ("NASD") for companies listed on the Nasdaq National Market ("Nasdaq") require that a majority of the members of a listed company's board of directors qualify as "independent," as affirmatively determined by the board of directors. After review of all of the relevant transactions or relationships between each director (and his or her family members) and the Company, its senior management and its independent registered public accountants, the Board has affirmatively determined that ten of the Company's twelve directors currently serving on the board of directors are independent directors within the meaning of the applicable NASD rules. William H. Koster, Ph.D., the Company's President and Chief Executive Officer, and Stephen R. Davis, the Company's Executive Vice President and Chief Operating Officer, are not "independent" within the meaning of the NASD rules.

Meetings of the Board of Directors

The Board of Directors of the Company held six meetings during the fiscal year ended December 31, 2005. During the fiscal year ended December 31, 2005, each member of the Board attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

Annual Meeting Attendance

Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company's annual meeting of stockholders, directors are encouraged to attend annual meetings of Neurogen Corporation stockholders. Thirteen directors attended the 2005 annual meeting of stockholders.

Stockholder Communications with the Board of Directors

The Company makes every effort to ensure that the views of stockholders are heard by the Board or individual directors, as applicable. As a result, the Company believes that there has not been a need to adopt a formal process for stockholder communications with the Board. However, the Governance Committee of the Board will consider, from time to time, whether adoption of a formal process of stockholder communications with the Board has become necessary or appropriate.

Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation Committee, an Executive Committee, a Governance Committee and a Science Committee. The Board has determined that each member of the Audit, Compensation, Governance and Science Committees meets the applicable rules and regulations regarding "independence" and that each member of these Committees is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

Audit Committee
The Audit Committee, which consists of Mr. Broshy, Mark Novitch*, Mr. Simon and Suzanne H. Woolsey*, serves as an independent and objective party to monitor the Company's financial reporting process and systems. The Committee recommends appointment of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee held seven meetings during the last fiscal year. The Board of Directors has determined that all members of the Audit Committee are independent as that term is defined in Rules 4200(a)(15) and 4350(d)(2)(A) of the NASD rules and that John Simon qualifies as an audit committee financial expert as defined by Item 401(h)(2) of Regulation S-K. Mr. Simon is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. A copy of the charter of the Audit Committee is available on the Company's website at www.neurogen.com.

Compensation Committee
The Compensation Committee, which consists of Messrs. J. Baker, Hen, Saxton, and Simon, reviews and takes action on behalf of the Board concerning the Company's executive and employee compensation and stock option policies, reviews benefit programs, supervises the administration and operation of the Company's stock option plans and determines titles and salaries and other compensation for the executive officers of the Company. The Compensation Committee held four meetings during the last fiscal year. All members of the Compensation Committee are independent, as that term is defined in Rule 4200(a)(15) of the NASD rules.

Executive Committee
The Executive Committee, which consists of Messrs. F. Baker, J. Baker, Broshy, Hen, Koster, Leff, Saxton, and Simon, has the authority of the Board of Directors when the Board is not in session, with the exception of (i) approving or recommending to stockholders actions required to be approved by stockholders; (ii) filling vacancies on the Board or any of its committees; (iii) amending the Company’s Restated Certificate of Incorporation; (iv) amending or repealing the By-laws; (v) approving a plan of merger not requiring stockholder approval; or (vi) authorizing or approving a dividend or distribution to stockholders. The Executive Committee held one meeting during the last fiscal year.

Governance Committee
The Governance Committee, which consists of Messrs. J. Baker, Broshy, Novitch, Leff, and Ms. Woolsey, focuses on the broad range of issues surrounding the composition and operation of the Board of Directors, by providing assistance to the Board in the areas of recruitment and nomination for election of Board candidates, committee selection and rotation practices, leading the Board's annual evaluation of its performance and overall effectiveness, and recommending corporate governance standards to the Board. The Governance Committee held two meetings during the last fiscal year. All members of the Governance Committee are independent, as that term is defined in Rule 4200(a)(15) of the NASD rules. A copy of the charter of the Governance Committee is available on the Company's website at www.neurogen.com.

*Director not standing for reelection.

The Governance Committee has not established any specific minimum qualifications that must be met for recommendation for a position on the Company's Board. Instead, in considering candidates for directorships, the Governance Committee will generally consider all relevant factors, including among others the candidate's applicable expertise and demonstrated excellence in his or her field, the usefulness of such expertise to the Company, the availability of the candidate to devote sufficient time and attention to the affairs of the Company, the candidate's reputation for personal integrity and ethics and the candidate's ability to exercise sound business judgment. Other relevant factors, including diversity, age and skills, will also be considered. Candidates for directorships are reviewed in the context of the existing membership of the Board (including the qualities and skills of the existing directors), the operating requirements of the Company and the long-term interests of its stockholders. Candidates nominated by stockholders will be evaluated in the same process as other nominees.

Science Committee
The Science Committee, which consists of Mr. F. Baker, Robert Butler*, Messrs. Hen, Novitch and Saxton, consults with the management of the Company regarding scientific, operational and strategic issues. The Science Committee held 2 meetings during the last fiscal year.

Director Compensation

Dr. Saxton received an annual retainer of $100,000 for his services as Chairman of the Board. In addition to his compensation as Chairman, Dr. Saxton received an annual retainer of $25,000 for service as a Board member. Dr. Saxton also received an option to acquire 75,000 shares of Common Stock at the fair market value on December 17, 2004, the date on which he was appointed as Chairman, and a grant of 25,000 shares of restricted stock, which were approved by the Company's stockholders at the 2005 Annual Meeting pursuant to an amendment to the Amended and Restated Neurogen Corporation 2001 Stock Option Plan (the "Plan") that permits members of the Company's Board of Directors to participate in the Plan.

All non-employee directors received an annual retainer of $25,000, paid in quarterly installments.

Each non-employee chair of the Executive, Science, Compensation and the Governance Committees of the Board received a retainer of $5,000 for the 2005/2006 term, paid in quarterly installments, and any Board member who chaired more than one committee received only one $5,000 retainer payment. Mr. J. Baker, Dr. Novitch, and Dr. Saxton each received $5,000 for the 2005/2006 term for chairing the Executive, Governance and Science Committees, respectively. John Simon, chair of the Audit Committee, received a retainer of $25,000 for the 2005/2006 term, paid in quarterly installments.

Directors of the Company were reimbursed for out-of-pocket travel expenses incurred in connection with their attendance at Board meetings and other activities on behalf of the Company.

Under the Neurogen Corporation 2000 Non-Employee Directors Stock Option Program (the "2000 Program"), adopted July 19, 2000 and amended July 15, 2002 and July 26, 2004, each current non-employee director received quarterly an option to acquire 2,500 shares of Common Stock, subject to certain adjustments, at the fair market value on the date of such grant. In addition, the chair or co-chair of each of the Audit, Compensation, Executive, Governance and Science Committees received an annual grant to purchase 2,500 shares of Common Stock, subject to certain adjustments, at the fair market value on the date of such grant, and each other Committee member received an annual grant to purchase 1,500 shares of Common Stock, subject to certain adjustments, at the fair market value on the date of such grant, up to an annual maximum for each non-employee director of 5,000 shares total with respect to service on all Committees.

Compensation Committee Interlocks and Insider Participation

Messrs. J. Baker, Hen, Saxton and Simon, all non-employee directors, constitute the Company's Compensation Committee. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

*Director not standing for reelection.

PROPOSAL NO. 2:
ADOPTION OF AN AMENDMENT TO THE NEUROGEN CORPORATION
2000 NON-EMPLOYEE DIRECTORS STOCK OPTION PROGRAM

The Neurogen Corporation 2000 Non-Employee Directors Stock Option Program (as amended and restated effective July 15, 2002 and July 26, 2004) (the “Program”) was approved by stockholders on June 19, 2000. Stockholders approved amendments to the Program on July 15, 2002 and July 26, 2004. Pursuant to Section 9 of the Program, further stockholder approval is required for any amendment to the Program that would increase the total number of shares of the Company’s Common Stock available under the Program. The Board has amended the Program, effective upon and subject to approval by the Company’s stockholders, to increase the total number of shares available under the Program from 570,000 to 820,000.

The Company’s stockholders are now requested to approve this amendment to the Program. A copy of the text of the proposed amendment is set forth in Appendix A to this Proxy Statement. The text of the Program, as amended by the proposed amendment, is set forth in Appendix B to this Proxy Statement.

The following is a summary of the Program, incorporating the proposed amendment. This summary is qualified in its entirety by reference to the proposed amendment set forth in Appendix A and the Program as amended by the proposed amendment, is set forth in Appendix B. Capitalized terms used in this summary and not otherwise defined in this Proxy Statement shall have the meanings set forth in the Program.

Purpose
The purpose of the Program is to promote the interests of Neurogen and its stockholders by strengthening the Company’s ability to attract and retain the services of experienced and knowledgeable non-employee directors through formula grants of non-qualified stock options to acquire Common Stock. In addition, such grants encourage the closer alignment of the interests of the directors with those of the Company’s stockholders. As of April 28, 2006, 43,616 shares remained available for future option grants under the Program, which the Board believes are insufficient for these purposes.

Number of Shares
Prior to the proposed amendments, the maximum number of shares of Common Stock available for grant under the Program was 570,000 shares. Subject to stockholder approval, Section 3.2 of the Program has been amended to provide that the total number of shares of Common Stock to be reserved for issuance under the Program is eight hundred and twenty thousand (820,000) shares, subject to certain adjustments to reflect certain stock changes, including without limitation stock dividends and stock splits.

If any awards under the Plan expire or terminate unexercised, the shares of Common Stock allocable to the unexercised or terminated portion of such award shall again be available for award under the Plan.

Administration
Determinations under the Program regarding the pricing, granting, timing, amount of and eligibility for grants of stock options are made automatically pursuant to the terms and provisions of the Program. Other determinations, if any, will be made by a committee selected by the Board of Directors (the “Committee”).

Eligibility
Each non-employee director of the Company will automatically participate in the Program if the director has not been an employee of the Company during the one-year period immediately preceding the commencement of his or her membership on the Board of Directors.

Stock Option Grants
Initial Grants. Under the Program, future non-employee directors will receive an initial grant of an option to acquire 20,000 shares of Common Stock at the then-current fair market value immediately following the Annual Meeting at which the director is first elected by the Company’s stockholders or when the director is otherwise first elected or appointed by the Board to be a director, whichever is applicable; provided, however, that a Reelected Director shall not receive a second Initial Grant; provided, further, that no Initial Grants shall be made after July 26, 2004.

Annual Grants. Each director will automatically be granted an annual option to acquire 5,000 shares of Common Stock on each anniversary of the grant of the initial option. Each option will have an exercise price equal to the then-current fair market value of the Common Stock on such anniversary; provided, however, that no such annual grant will be made after July 26, 2004.

Quarterly Grants. Since September 15, 2004 each director has been granted an option to acquire 2,500 shares of Common Stock automatically on each March, June, September and December 15th of each year or such other quarterly dates as the Committee finds appropriate; provided, however, that the initial quarterly grants to a director who received an annual grant after September 15, 2003 shall be subject to reduction by the Committee as it determines, in its absolute discretion, to be necessary or appropriate to achieve a proper transition from annual grants to quarterly grants; and provided, further, that a director who becomes a director on a date other than a date on which a quarterly grant would otherwise be made, shall receive an initial quarterly grant on such date of up to 2,500 shares as determined by the Committee in its absolute discretion. Each option will have an exercise price equal to the then-current fair market value of the Common Stock on such quarterly grant date.

Committee Grants. In addition to the annual and quarterly grants discussed above, the Program provides for annual stock option grants to non-employee directors who serve on Board committees. The chair or co-chair of each of the Executive, Compensation, Science, Audit and Governance Committees will receive an annual grant to purchase 2,500 shares of Common Stock, and each other Committee member will receive an annual grant to purchase 1,500 shares of Common Stock, up to an annual maximum for each non-employee Director of 5,000 shares total with respect to service on all committees. The Board may create new committees or disband existing committees and may add to or subtract from the list of committees for which committee grants are eligible.

Vesting of Grant Options
Each option granted pursuant to an initial grant shall become exercisable with respect to one-thirty-sixth ( 1/36) of the aggregate underlying option shares on the last day of each month, beginning with the last day of the month in which such option was granted.

Each option granted pursuant to a quarterly grant shall become exercisable with respect to one-third ( 1/3) of the aggregate underlying option shares on the last day of each month for three months, beginning with the last day of the month in which such option was granted.

Each option granted pursuant to an annual grant or a committee grant shall become exercisable with respect to one-twelfth ( 1/12) of the aggregate underlying option shares on the last day of each month, beginning with the last day of the month in which such option was granted.

Amendment, Suspension or Termination of the Program
The Board of Directors may amend, suspend or terminate the Program (or any portion thereof) at any time; provided, however, that the terms and provisions of the Program which determine the eligibility of the directors and the amount, price, and timing of the formula grants thereunder shall not be amended more than once every six months, other than to comport with the Internal Revenue Code or the Employee Retirement Income Security Act of 1974 and their respective rules. Without majority stockholder approval, no amendment by the Board will (i) materially increase the number of shares of Common Stock which may be issued under the Program, except as provided therein, (ii) modify in any way the requirements as to eligibility for grants under the Program or (iii) increase the benefits accruing to eligible directors under the Program. No amendment, suspension or termination will be effective if it would materially adversely affect the rights of any eligible director in respect of any outstanding option, without such director’s consent.

Transferability
Generally, options granted under the Program cannot be transferred except by will or through the laws of descent and distribution; however, except that the Program will permit, with consent of the Committee, a transfer without consideration of all or a portion of an option to a non-employee director’s immediate family members, or to entities in which such immediate family members have ownership interests.

Effective Date
The proposed amendment to the Program will become effective upon stockholder approval.

Approval of Amendments to the Program
To become effective, the amendment to the Program must be approved by the affirmative vote of a majority of the total votes cast by holders of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting.

The Board of Directors recommends a vote FOR approval of this proposal. If not otherwise specified, proxies will be voted FOR approval.

 PROPOSAL NO. 3:
ADOPTION OF AN AMENDMENT TO THE AMENDED AND RESTATED
NEUROGEN CORPORATION 2001 STOCK OPTION PLAN

The Amended and Restated Neurogen Corporation 2001 Stock Option Plan (as amended and restated effective September 4, 2001, July 26, 2004 and June 9, 2005) (the “Plan”) was approved by stockholders on July 16, 2001, and amended by the Board of Directors on September 4, 2001. Stockholders approved amendments to the Plan on July 26, 2004 and June 9, 2005.  Pursuant to Section 10 of the Plan, stockholder approval is required for any amendment to the Plan that would increase the total number of shares of the Company’s Common Stock available for Stock Options or grants of Restricted Shares under Section 4.2 of the Plan. The Board has amended the Program, effective upon and subject to approval by the Company’s stockholders, to increase the total number of shares available under the Plan from 3,500,000 to 4,500,000.

The Company’s stockholders are now requested to approve the amendment to the Plan. A copy of the text of the proposed amendment is set forth in Appendix C to this Proxy Statement. The text of the Plan, as amended by the proposed amendment, is set forth in Appendix D to this Proxy Statement.

The following is a summary of the Plan, incorporating the proposed amendment. This summary is qualified in its entirety by reference to the proposed amendment set forth in Appendix C and the text of the Plan as amended by the proposed amendment as set forth in Appendix D. Capitalized terms used in this summary and not otherwise defined in this Proxy Statement shall have the meanings set forth in the Plan.

Purpose
The purpose of the Plan is to attract and retain the best available personnel, to provide additional incentive to directors, employees and consultants, and to promote the success of the business of the Company and its subsidiaries. As of April 28, 2006, 468,590 shares remained available for future option grants under the Plan, which the Board believes are insufficient for these purposes.

Number of Shares
The maximum number of shares as to which awards may be granted under the Plan may not exceed four million five hundred thousand (4,500,000) shares; provided, however, that no more than fifty percent (50%) of that total may be issued in the form of restricted shares. In the case of any individual participant in the Plan, the maximum amount payable in respect of stock options in any calendar year may not exceed five hundred thousand (500,000) shares of Common Stock, and the maximum amount payable in respect of restricted shares in any calendar year may not exceed two hundred fifty thousand (250,000) shares of Common Stock. The limits on the numbers of shares described in this paragraph and the number of shares subject to any award under the Plan are subject to proportional adjustment as determined by the Board, to reflect certain stock changes, such as stock dividends and stock splits (see "Awards under the Plan-Changes in Capital Structure" below).

If any awards under the Plan expire or terminate unexercised, the shares of Common Stock allocable to the unexercised or terminated portion of such award shall again be available for award under the Plan.

Administration
The administration, interpretation and operation of the Plan will be vested in the Compensation Committee of the Board (the "Committee"). The Committee may designate persons other than members of the Committee to carry out the day-to-day administration of the Plan. The Committee may also (i) delegate to the Company's President and Chief Executive Officer and to a Vice President of the Company (as designated by the Committee), acting together, the authority to grant stock options or restricted shares to those eligible directors, employees and consultants who are not subject to Section 16 of the Exchange Act or (ii) adopt a resolution to automatically provide to a director, employee or consultant, upon the initial employment of such person or performance of services by such person, a grant of stock options or restricted shares; provided, however, that such delegation or adoption will not be effective if it would disqualify the Plan, or any other plan of the Company (or of any subsidiary) intended to be so qualified, from (i) the exemption provided by SEC Rule 16b-3, (ii) the benefits provided under Section 422 of the Code, or any successor provisions thereto or (iii) entitlement to deductions under Code Section 162(m), or any successor provision thereto.

Eligibility
Directors, employees and consultants, or those who will become employees or consultants, of the Company and/or its subsidiaries are eligible to receive awards under the Plan. As of the record date, 11 external directors, approximately 174 employees and 6 consultants were eligible to participate in the Plan. No determination has been made as to future awards which may be granted under the Plan, although it is anticipated that recipients of awards will include the current executive officers and directors of the Company.

Awards under the Plan
Introduction. Awards under the Plan may consist of stock options or restricted shares, each of which is described below. All awards shall be evidenced by an award agreement between the Company and the individual grantee or such alternative arrangements as the Committee may determine from time to time. In the discretion of the Committee, an eligible employee may receive awards from one or both of the categories described below, and more than one award may be granted to an eligible employee.

Stock Options. A stock option is an award that entitles an optionee to purchase shares of Common Stock at a price fixed at the time the option is granted. In the case of any individual participant in the Plan, the maximum amount payable in respect of stock options in any calendar year may not exceed five hundred thousand (500,000) shares of Common Stock. Stock options granted under the Plan may be in the form of incentive stock options (which qualify for special tax treatment) or non-qualified stock options, and may be granted alone or in addition to other awards under the Plan.

The exercise price and other terms and conditions of stock options will be determined by the Committee at the time of grant; provided, however, that in the case of incentive stock options the exercise price per share may not be less than 100% of the fair market value of a share of Common Stock on the date of the grant. Unless otherwise determined by the Committee (in its sole discretion) at or prior to the time of grant of a stock option, or unless otherwise provided in the award agreement or in the optionee's employment, severance or consulting agreement in respect of any such stock option, the term of each stock option shall be ten years; provided, however, that the term of any incentive stock option granted under the Plan may not exceed ten years. An option under the Plan does not provide an optionee any rights as a stockholder and such rights will accrue only as to shares actually purchased through the exercise of an option.

Unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time in respect of any stock option, or unless otherwise provided in the award agreement or in the optionee's employment, severance or consulting agreement in respect of any such stock option, a stock option shall become exercisable as to its aggregate number of underlying shares of Common Stock, as determined on the date of grant, as follows:

20% on the first anniversary of the date of grant, provided the optionee is then employed by or providing consulting services for the Company and/or a subsidiary;
40% on the second anniversary of the date of grant, provided the optionee is then employed by or providing consulting services for the Company and/or a subsidiary;
60% on the third anniversary of the date of grant, provided the optionee is then employed by or providing consulting services for the Company and/or a subsidiary;
80% on the fourth anniversary of the date of grant, provided the optionee is then employed by or providing consulting services for the Company and/or a subsidiary; and
100% on the fifth anniversary of the date of grant, provided the optionee is then employed by or providing consulting services for the Company and/or a subsidiary.

Notwithstanding the foregoing, a stock option shall become 100% exercisable as to its aggregate number of underlying shares of Common Stock upon the death of the optionee, or upon the optionee's disability or retirement (as defined in the Plan).

A stock option may be exercised, in whole or in part, by giving written notice of exercise to the Secretary of the Company (or to the Secretary's designee) specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price in cash, or by certified or personal check, bank draft, money order or wire transfer to the Company, or, if permitted by the Committee (in its sole discretion) and by applicable law, by delivery of, alone or in conjunction with a partial cash or instrument payment, (a) a fully-secured promissory note or notes, (b) shares of Common Stock already owned by the optionee for at least six (6) months or (c) any other form of payment acceptable to the Committee.

Restricted Share Awards. Restricted share awards are grants of Common Stock made to a participant subject to conditions established by the Committee in the relevant award agreement on the date of grant. In the case of any individual participant in the Plan, the maximum amount payable in respect of restricted shares in any calendar year may not exceed two hundred fifty thousand (250,000) shares of Common Stock. The restricted shares only become unrestricted in accordance with the conditions and vesting schedule, if any, provided in the relevant award agreement. A participant may not sell or otherwise dispose of restricted shares until the conditions imposed by the Committee with respect to such shares have been satisfied. Restricted share awards under the Plan may be granted alone or in addition to any other awards under the Plan. Restricted shares which vest will be reissued as unrestricted shares of Common Stock.

Each participant in the Plan who receives a grant of restricted shares will have the right to receive all dividends and vote or execute proxies for such shares. Any stock dividends granted with respect to such restricted shares will be treated as additional restricted shares.

Changes in Capital Structure. Stock options and restricted shares granted under the Plan and under any award agreements, the maximum number of shares of Common Stock subject to all stock options and grants of restricted shares, and the maximum number of shares subject to stock options or represented by grants of restricted shares that a participant can receive in any calendar year under the Plan, shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of stock or other consideration subject to stock options or grants of restricted shares or as otherwise determined by the Committee to be equitable under the circumstances described in the Plan. The Company shall give each participant notice of an adjustment to be made pursuant to a change in capital structure and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Change of Control
If a Change of Control (as defined in the Plan) occurs and outstanding stock options under the Plan are converted, assumed, replaced or continued by the Company, a successor or an acquirer, then, in the case and only in the case of a Participant whose employment or consulting relationship with the Company and its subsidiaries is terminated by the Company and its subsidiaries (or any successor(s) thereto) without Cause (as defined in the Plan) prior to the second anniversary of such Change of Control (i) any outstanding stock options then held by such participant which are unexercisable or otherwise unvested shall automatically be deemed to be exercisable or otherwise vested, as the case may be, as of the date immediately prior to the date of such termination of employment or cessation of services and (ii) all restrictions, terms and conditions applicable to all restricted shares then outstanding and held by such participant shall lapse and deemed to be satisfied as of the date immediately prior to the date of such termination of employment or cessation of services.

If a Change of Control occurs and the stock options outstanding under the Plan are not converted, assumed, replaced or continued by the Company, a successor or an acquirer, then (i) all outstanding stock options shall automatically be deemed to be exercisable or otherwise vested immediately prior to the consummation of the Change of Control and all participants shall be permitted to exercise their stock options immediately prior to or concurrent with the consummation of the Change of Control and (ii) all restrictions, terms and conditions applicable to outstanding restricted shares shall lapse and be deemed to be satisfied immediately prior to the consummation of the Change of Control.

Upon entering into an agreement to effect a Change of Control, referred to in Section 9.3(b) of the Plan, the Committee may, subject to the consummation of the Change of Control, cause all outstanding stock options to terminate upon the consummation of the Change of Control. If the Committee acts pursuant to the preceding sentence, each affected participant shall have the right to exercise his or her outstanding stock options during a period of time determined by the Committee in its sole discretion. Notwithstanding the above, in the event of a Change of Control, then the Committee may (in its discretion) cancel any or all outstanding stock options and cause the holders thereof to be paid, in cash or stock (including any stock of a successor or acquirer) or any combination thereof, the value of such stock options, including any unvested portion thereof, based upon the excess of the value, as determined by the Committee in good faith, of a share of Common Stock over the exercise price.

Amendment, Suspension or Termination of the Plan
Unless earlier terminated by the Board, the Plan shall terminate on June 29, 2011. The Board may amend, suspend or terminate the Plan (or any portion thereof) at any time. However, no amendment shall (a) materially adversely affect the rights of any participant under any outstanding award, without the consent of that participant, or (b) increase the maximum number of shares available for awards under the Plan, or the maximum allowable grants of shares subject to stock options or of restricted shares to any single participant in any calendar year, without majority stockholder approval.

Federal Tax Consequences of Awards of Options
The following is a brief description of the federal income tax consequences generally arising with respect to awards of stock options under the Plan.

The grant of an option gives rise to no tax consequences for the participant or the Company. The exercise of an option has different tax consequences depending on whether the option is an incentive stock option under Section 422 of the Code ("ISO") or a non-qualified option. On exercising an ISO, the participant recognizes no income for regular income tax purposes, but the option spread (that is the difference between the market value and the strike price) is taken into account in computing liability for the alternative minimum tax. On exercising a non-qualified option, the participant recognizes ordinary income equal to the excess, on the date of exercise, of the fair market value of the shares of Common Stock acquired on exercise of the option over the exercise price.

The disposition of shares of Common Stock acquired on exercise of an option may have different tax consequences depending on whether the option is an ISO or a non-qualified option and the timing of the disposition. On a disposition of shares of Common Stock acquired on exercise of an ISO before the participant has held those shares of Common Stock for at least two years from the date the option was granted and at least one year from the date the option was exercised (the "ISO holding periods"), the participant recognizes ordinary income equal to the lesser of (i) the excess of the fair market value of the shares of Common Stock on the date of exercise of the ISO over the exercise price and (ii) the excess of the amount realized on the disposition of those shares of Common Stock over the exercise price. On a disposition of Common Stock acquired on the exercise of a non-qualified option or on exercise of an ISO when the ISO holding periods have been met, the participant will recognize capital gain or loss equal to the difference between the sales price and the participant's tax basis in the Common Stock. That gain or loss will be long-term if the Common Stock has been held for more than one year as of the date of disposition. The participant's tax basis in the Common Stock generally will be equal to the exercise price of the option plus the amount of any ordinary income recognized in connection with the option.

Section 409A of the Code provides that participants in certain "deferred compensation" arrangements will be subject to immediate taxation and, among other penalties, will be required to pay an additional 20% tax on the value of vested deferred compensation if the requirements of Section 409A are not satisfied. Options may be considered "deferred compensation" for purposes of Section 409A unless certain requirements are met. The Company expects that options granted under the Plan will meet these requirements and will thus not be subject to Code Section 409A, but no assurances to this effect can be given.

The Company generally will be entitled to a tax deduction equal to the amount that the participant recognizes as ordinary income in connection with an option. The Company is not entitled to a tax deduction relating to any amount that constitutes a capital gain for a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares of Common Stock for the ISO holding periods prior to disposing of the shares of Common Stock.

Section 162(m) of the Code generally disallows a public company's tax deduction for compensation in excess of $1 million paid in any taxable year to the Company's chief executive officer or any of its other four highest compensated officers (a "covered employee"). Compensation that qualifies as "performance-based compensation," however, is excluded from the $1.0 million deductibility cap. The Company intends that options granted to employees, whom the Committee expects to be covered employees at the time a deduction arises in connection with the awards, qualify as "performance-based compensation" so that deductions with respect to options and such other awards will not be subject to the $1.0 million cap under Section 162(m) of the Code. Future changes in Section 162(m) of the Code or the regulations thereunder may adversely affect the ability of the Company to ensure that options under the Plan will qualify as "performance based compensation" so that deductions are not limited by Section 162(m) of the Code.

Section 280G of the Code provides special rules in the case of golden parachute payments. Those rules could apply if, on a Change of Control of the Company, the acceleration of options or other awards held by a participant who is an officer, director or highly-compensated individual with respect to the Company, and any other compensation paid to the participant that is contingent on a Change of Control of the Company and have a present value of at least three times the participant's average annual compensation from the Company over the prior five years (the "average compensation"). In that event, the contingent compensation that exceeds the participant's average compensation, adjusted to take account of any portion thereof shown to be reasonable compensation, is not deductible by the Company and is subject to a nondeductible 20% excise tax, in addition to regular income tax, in the hands of the participant.

The foregoing discussion, which is general in nature and is not intended to be a complete description of the federal income tax consequences of the Plan, is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Plan should consult a tax adviser as to the tax consequences of participation.

Effective Date
The proposed amendment to the Plan will become effective upon stockholder approval.

Approval of Amendments to the Plan
To become effective, the amendment to the Plan must be approved by the affirmative vote of a majority of the total votes cast by holders of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting.

The Board of Directors recommends a vote FOR approval of this proposal. If not otherwise specified, proxies will be voted FOR approval.

PROPOSAL NO. 4:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board of Directors has selected PricewaterhouseCoopers LLP, independent registered public accountants, as the independent registered public accountants to audit the financial statements of the Company for the year ending December 31, 2006 and recommends that the stockholders ratify such selection. PricewaterhouseCoopers LLP audited the Company's annual financial statements for the fiscal years ended December 31, 2000 through 2005.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accountants is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain the firm. Even if the selection is ratified, the Board, or the Audit Committee acting on behalf of the Board, in its discretion may direct the appointment of different independent registered public accountants at any time if the Board or the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2006 Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR approval of this proposal. If not otherwise specified, proxies will be voted FOR approval.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 13, 2006, certain information with respect to the beneficial ownership of Common Stock by each person known by Neurogen to own beneficially more than five percent of its outstanding Common Stock, by each director and officer of Neurogen and by all directors and officers as a group:

	Amount and	Percent
	Nature of Beneficial	of
Beneficial Owner	Ownership (1)	Class (2)

Andrew H. Tisch (3)(4)	947,108	2.7%
Daniel R. Tisch (3)(4)	947,108	2.7%
James S. Tisch (3)(4)	947,108	2.7%
Thomas J. Tisch (3)(5)	1,247,108	3.6%
Joan H. Tisch	24,100	*
Warburg Pincus	8,571,429	24.8%
466 Lexington Avenue
New York, NY 10017
Pfizer Inc	2,846,000	8.2%
235 East 42nd Street
New York, NY 10017
Merck & Co., Inc.	1,783,252	5.2%
Hertford Road
Hoddesdon, Hertfordshire
EN11 9BU U.K.
William H. Koster, Ph.D. (6)	553,694	1.6%
Alan J. Hutchison, Ph.D. (7)	318,033	*
Stephen R. Davis (8)	174,788	*
James E. Krause, Ph.D. (9)	154,201	*
Charles A. Ritrovato, Pharm.D.(10)	90,489	*
Bertrand L. Chenard, Ph.D. (11)	99,759	*
Julian C. Baker (3) (12)	5,480,734	15.8%
Felix J. Baker, Ph.D. (3) (13)	5,466,226	15.8%
John Simon, Ph.D. (14)(15)	134,258	*
Mark Novitch, M.D. (16)	110,471	*
Craig Saxton, M.D. (17)	109,371	*
Suzanne H. Woolsey, Ph.D. (18)(19)	76,521	*
Robert N. Butler, M.D. (20)	61,227	*
Eran Broshy (21)	46,769	*
Stewart Hen (22)	37,998	*
Jonathan S. Leff (23)	34,998	*
All officers and directors as a group (16 persons) (24)	7,565,038	21.9%

*Less than one percent (1%)

(1)	Share ownership in each case includes shares issuable upon exercise of outstanding common stock options exercisable within 60 days of April 13, 2006.
(2)
Percentage of the outstanding shares of Common Stock, treating as outstanding for each beneficial owner all shares of Common Stock which such beneficial owner has indicated are issuable under stock options exercisable within 60 days of April 13, 2006.

(3)	The address of each person is 667 Madison Ave., New York, NY 10021, except for Daniel R. Tisch, whose address is 500 Park Ave., New York, NY 10022.
(4)	Includes 947,108 shares as to which he has sole voting power and sole dispositive power.
(5)	Includes 1,247,108 shares as to which he has sole voting power and sole dispositive power.
(6)
Includes 437,000 shares of Common Stock that William H. Koster, Ph.D. has the right to acquire under stock options exercisable within 60 days of April 13, 2006, 45,000 shares of unvested restricted stock and 65,000 shares owned directly.

(7)
Includes 240,250 shares of Common Stock that Alan J. Hutchison, Ph.D. has the right to acquire under stock options exercisable within 60 days of April 13, 2006 and 70,000 shares of unvested restricted stock.

(8)
Includes 115,250 shares of Common Stock that Stephen R. Davis has the right to acquire under stock options exercisable within 60 days of April 13, 2006, 25,000 shares of unvested restricted stock and 25,750 shares owned directly.

(9)
Includes 131,252 shares of Common Stock that James E. Krause, Ph.D. has the right to acquire under stock options exercisable within 60 days of April 13, 2006 and 15,000 shares of unvested restricted stock.

(10)
Includes 74,750 shares of Common Stock that Charles A. Ritrovato, Pharm.D. has the right to acquire under stock options exercisable within 60 days of April 13, 2006 and 10,000 shares of unvested restricted stock.

(11)	Includes 93,000 shares of Common Stock that Bertrand L. Chenard, Ph.D. has the right to acquire under stock options exercisable within 60 days of April 13, 2006.
(12)
Includes 5,384,499 shares as to which he has shared voting power and shared dispositive power and 80,035 shares of Common Stock that he has the right to acquire under stock options exercisable within 60 days of April 13, 2006 and 16,200 shares as to which he has sole voting power.

(13)
Includes 5,384,499 shares as to which he has shared voting power and shared dispositive power and 77,035 shares of Common Stock that he has the right to acquire under stock options exercisable within 60 days of April 13, 2006 and 4,692 shares as to which he has sole voting power.

(14)
Does not include shares of Common Stock held by Allen & Company Incorporated and by persons and entities which may be deemed to be affiliated with Allen & Company Incorporated, of which shares John Simon, Ph.D. disclaims beneficial ownership.

(15)	Includes 75,754 shares of Common Stock that John Simon, Ph.D. has the right to acquire under stock options exercisable within 60 days of April 13, 2006.
(16)	Includes 75,062 shares of Common Stock that Mark Novitch, M.D., has the right to acquire under stock options exercisable within 60 days of April 13, 2006.
(17)
Includes 84,371 shares of Common Stock that Craig Saxton, M.D., has the right to acquire under stock options exercisable within 60 days of April 13, 2006 and 25,000 shares of unvested restricted stock.

(18)	Includes 31,500 shares of Common Stock that Suzanne H. Woolsey, Ph.D., has the right to acquire under stock options exercisable within 60 days of April 13, 2006.
(19)	Includes 45,021 shares of Common Stock that the Suzanne H. Woolsey Trust has the right to acquire under stock options exercisable within 60 days of April 13, 2006.
(20)	Includes 59,227 shares of Common Stock that Robert N. Butler, M.D., has the right to acquire under stock options exercisable within 60 days of April 13, 2006.
(21)	Includes 46,769 shares of Common Stock that Eran Broshy has the right to acquire under stock options exercisable within 60 days of April 13, 2006.
(22)	Includes 37,998 shares of Common Stock that Stewart Hen has the right to acquire under stock options exercisable within 60 days of April 13, 2006.
(23)	Includes 34,998 shares of Common Stock that Jonathan S. Leff has the right to acquire under stock options exercisable within 60 days of April 13, 2006.
(24)	Includes 1,739,272 shares of Common Stock that officers and directors have the right to acquire under stock options exercisable within 60 days of April 13, 2006.

The information above with respect to Andrew H. Tisch, Daniel R. Tisch, James S. Tisch, Thomas J. Tisch, Joan H. Tisch, Julian C. Baker and Felix J. Baker has been provided to Neurogen by such persons.

EXECUTIVE OFFICERS

In addition to Dr. Koster and Mr. Davis, who are discussed above under "Proposal No. 1: Election of Directors," the names, ages as of April 13, 2006, and certain other information pertaining to the other executive officers of the Company who are appointed by and serve at the discretion of the Board of Directors, are as follows:
Name	Age	Company Position	Officer Since
Bertrand L. Chenard, Ph.D.	50	Senior Vice President, Chemistry and Process Research	January 2005

Alan J. Hutchison, Ph.D.	52	Executive Vice President, Drug Discovery	June 1994

James E. Krause, Ph.D.	54	Senior Vice President, Biology	May 2002

Charles A. Ritrovato, Pharm.D.	43	Senior Vice President, Drug Development and Regulatory Affairs	May 2004

Stephen Uden, MB	48	Executive Vice President, Head of Research & Development	June 2005

Bertrand L. Chenard, Ph.D. joined Neurogen as Vice President of Chemistry in 2001 and has been Senior Vice President of Chemistry and Process Research since January 2005. Before joining Neurogen, Dr. Chenard was employed at Pfizer Inc for 15 years, where he was a research advisor and project coordinator. He began his career in DuPont's Central Research Department as a research scientist in exploratory organic chemistry. Dr. Chenard holds a B.A. in Chemistry from Central Connecticut State University and a Ph.D. in organic chemistry from Ohio State University.

Alan J. Hutchison, Ph.D. has been Executive Vice President of Discovery Research since April 2002. Dr. Hutchison joined Neurogen in 1989 as Director of Chemistry and became Vice President of the Company in 1992 and a Senior Vice President in 1997. From 1981 through 1989, Dr. Hutchison was employed by Ciba Giegy, most recently as a Distinguished Research Fellow. Dr. Hutchison received a B.S. in Chemistry from Stevens Institute of Technology and received a Ph.D. from Harvard University.

James E. Krause, Ph.D. joined Neurogen as Vice President of Biochemistry in 1997 and has been Senior Vice President of Biology since July 2001. From 1984 to 1997, Dr. Krause was Professor of Neurobiology and Director of the Medical Scientist Training Program at Washington University School of Medicine in St. Louis. Dr. Krause received a Ph.D. in Biochemistry from the University of Wisconsin.

Charles A. Ritrovato, Pharm.D. joined Neurogen as Vice President, Drug Regulatory Affairs in 2002 and has been Senior Vice President of Drug Development and Regulatory Affairs since May 2004. From 1993 through 2002, Dr. Ritrovato was employed by Pfizer Global Research & Development, most recently as Senior Director, Worldwide Regulatory Affairs and Global Therapeutic Area Leader for Central Nervous System and Pain drug candidates. Dr. Ritrovato received a B.S. degree in Pharmacy from the University of Connecticut at Storrs and a Doctor of Pharmacy degree from the University of Rhode Island in Kingston.

Stephen Uden, MB joined Neurogen Corporation in 2005 as Executive Vice President, Head of Research & Development. Prior to joining Neurogen, Dr. Uden was Vice President, Development Site Head for Pfizer Global Research & Development in New London, Connecticut. He began his career with the United Kingdom's National Health Service, practicing internal medicine with a specialty in gastroenterology. He started with Pfizer Inc. in 1989 and was promoted through a series of positions of increasing responsibility in the United Kingdom before moving to Japan, where he served as Vice President, Head of Clinical Research for Pfizer Japan. In his most recent role as Vice President, Development Site Head in New London, he was a member of the global leadership team for worldwide development and chair of the site research and development leadership team. Dr. Uden holds an MB and a BS from St. Thomas' Medical School, University of London, is a member of the Royal College of Physicians, and served for 21 years as an officer in the Territorial Army (UK reserve military force).

Officer Compensation

For the three years ended December 31, 2005, 2004, and 2003, the Company paid the amounts shown in the following table with respect to each of the named officers of the Company.

					Long-Term Compensation
		Annual Compensation			Awards
				Other	Restricted	Securities
				Annual	Stock	Underlying	All Other
		Salary	Bonus	Compensation	Awards (k)	Options (a)	Compensation (b)
Name and Principal Position	Year	($)	($)	($)	($)	(#)	($)
William H. Koster	2005	433,893	163,578	-	-	47,520	17,352
President and Chief	2004	422,280	168,912	-	-	120,000	15,072
Executive Officer	2003	408,000	200,000	-	-	54,000	13,806

Alan J. Hutchison	2005	307,782	89,103	-	-	27,720	14,256
Executive Vice President	2004	299,544	80,877	-	475,000(l)	78,000	13,266
Drug Discovery	2003	292,238	87,671	-	-	31,500	12,996

Stephen Uden	2005	172,654 (c)	57,746	-	-	215,840	585
Executive Vice President	2004	-	-	-	-	-	-
Head of Research and	2003	-	-	-	-	-	-
Development

Stephen R. Davis	2005	306,270	49,616	-	-	27,720	13,320
Executive Vice President and	2004	298,073	86,441	10,997(d)	-	100,000	12,720
Chief Operating Officer	2003	287,993	97,917	11,235(e)	-	31,500	12,420

James E. Krause	2005	257,797	65,738	-	-	23,760	14,256
Senior Vice President	2004	250,897	50,179	-	-	74,000	13,286
Biology	2003	244,378	70,985	-	-	27,000	12,966

Bertrand L. Chenard	2005	250,000	68,125	49,094(f)	-	23,760	14,256
Senior Vice President	2004	222,381	42,252	49,094(f)	-	64,000	12,930
Chemistry and Process Research	2003	206,550	41,310	49,572(g)	-	22,500	12,630

Charles A. Ritrovato	2005	256,491	54,504	22,621(h)	-	23,760	13,320
Senior Vice President	2004	235,240	97,205	22,350(i)	-	74,000	12,720
Drug Development &	2003	203,000	40,600	22,396(j)	-	22,500	12,420
Regulatory Affairs

a.
References to SARs in the Summary Compensation Table and all other tables herein have been omitted, since the Company has never issued SARs, although under the Neurogen Corporation 1993 Omnibus Incentive Plan it had the ability to do so.

b.	Includes premiums for life insurance, and matching contribution received from participation in the Company's 401(k) plan.
c.	The salary reported for Stephen Uden is for the period from his hire date of June 27, 2005 through December 31, 2005.
d.	Includes $10,714 of forgiveness of loan, forgiveness of interest of $166 and income tax reimbursements of $117.
e.	Includes $10,714 of forgiveness of loan, forgiveness of interest of $305 and income tax reimbursements of $216.
f.	Includes $45,000 of forgiveness of loan, forgiveness of interest of $2,397 and income tax reimbursements of $1,697.
g.	Includes $45,000 of forgiveness of loan, forgiveness of interest of $2,677 and income tax reimbursements of $1,895.
h.	Includes $20,000 of forgiveness of loan, forgiveness of interest of $1,535 and income tax reimbursements of $1,086.
i.	Includes $20,000 of forgiveness of loan, forgiveness of interest of $1,376 and income tax reimbursements of $974.
j.	Includes $20,000 of forgiveness of loan, forgiveness of interest of $1,403 and income tax reimbursements of $993.
k.
As of December 31, 2005, an aggregate of 165,000 shares of restricted stock granted to officers with a total value of $2,362,850 remained outstanding. Currently, Neurogen does not plan to pay dividends on any shares of common stock including restricted stock.

l.	Alan J. Hutchison, 50,000 restricted shares granted May 21, 2004, $9.50 closing price on grant date, (30,000 sold when vested in 2005 and 20,000 shares will vest in May of 2006).

For the year ended December 31, 2005, the following tables summarize incentive compensation paid to the named officers.

Option Grants in Last Fiscal Year
	Individual Grants (a)
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%($)	10%($)

William H. Koster	11,880	1.63%	$7.88	12/16/2011	31,838	72,229
	11,880	1.63%	$7.88	12/16/2012	38,110	88,814
	11,880	1.63%	$7.88	12/16/2013	44,697	107,056
	11,880	1.63%	$7.88	12/16/2014	51,612	127,123
Alan J. Hutchison	6,930	0.95%	$7.88	12/16/2011	18,572	42,134
	6,930	0.95%	$7.88	12/16/2012	22,231	51,808
	6,930	0.95%	$7.88	12/16/2013	26,073	62,450
	6,930	0.95%	$7.88	12/16/2014	30,107	74,155
Stephen Uden	200,000	27.41%	$7.00	06/27/2015	880,452	2,231,239
	3,960	0.54%	$7.88	12/16/2011	10,613	24,076
	3,960	0.54%	$7.88	12/16/2012	12,703	29,605
	3,960	0.54%	$7.88	12/16/2013	14,899	35,685
	3,960	0.54%	$7.88	12/16/2014	17,204	42,374
Stephen R. Davis	6,930	0.95%	$7.88	12/16/2011	18,572	42,134
	6,930	0.95%	$7.88	12/16/2012	22,231	51,808
	6,930	0.95%	$7.88	12/16/2013	26,073	62,450
	6,930	0.95%	$7.88	12/16/2014	30,107	74,155
James E. Krause	5,940	0.81%	$7.88	12/16/2011	15,919	36,115
	5,940	0.81%	$7.88	12/16/2012	19,055	44,407
	5,940	0.81%	$7.88	12/16/2013	22,348	53,528
	5,940	0.81%	$7.88	12/16/2014	25,806	63,562
Bertrand L. Chenard	5,940	0.81%	$7.88	12/16/2011	15,919	36,115
	5,940	0.81%	$7.88	12/16/2012	19,055	44,407
	5,940	0.81%	$7.88	12/16/2013	22,348	53,528
	5,940	0.81%	$7.88	12/16/2014	25,806	63,562
Charles A. Ritrovato	5,940	0.81%	$7.88	12/16/2014	15,919	36,115
	5,940	0.81%	$7.88	12/16/2012	19,055	44,407
	5,940	0.81%	$7.88	12/16/2013	22,348	53,528
	5,940	0.81%	$7.88	12/16/2014	25,806	63,562

(a)
All options vest ratably each year on the anniversary of the date of grant over a four year period and expire five years from each vesting date. All the above options are subject to earlier expiration in connection with termination of employment.

 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($) (a)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End ($) (a) Exercisable/ Unexercisable
William H. Koster	-	-	437,000 / 259,520	122,400 / 40,800
Alan J. Hutchison	-	-	182,750 / 103,220	10,200 / 3,400
Stephen Uden	-	-	0 / 215,840	0 / 0
Stephen R. Davis	-	-	115,250 / 127,220	23,800 / 23,800
James E. Krause	-	-	118,752 / 96,510	30,600 / 10,200
Bertrand L. Chenard	-	-	83,000 / 97,260	51,000 / 17,000
Charles A. Ritrovato	-	-	52,250 / 103,010	20,400 / 6,800

(a)	Difference between option price and fair market value of the shares at time of exercise.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, for the Company's equity compensation plans, the number of outstanding option grants under such plans, the weighted-average exercise price of outstanding options, and the number of shares that remain available for issuance under such plans, as of December 31, 2005.

Plan category		Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,641,642	$12.67	490,387

Equity compensation plans not approved by security holders	16,500	33.38	-

Total	5,658,142	$12.73	490,387

Terms and Conditions of Certain Employment and Severance Agreements

William H. Koster
The compensation package for William H. Koster, as President and Chief Executive Officer, includes a salary paid pursuant to a three year renewable employment agreement between Dr. Koster and the Company effective September 4, 2001. The agreement was most recently extended for an additional one-year term as of September 4, 2005. Under such agreement, Dr. Koster's base salary of $408,000 per annum in 2003 was increased to $422,280 effective December 31, 2003, increased to $433,893 effective December 31, 2004 and increased to $442,571 effective December 31, 2005. Such increase was, and any future increases will be, at the discretion of the Board of Directors. The employment agreement restricts Dr. Koster from competing with the Company for the term of the agreement and for a two year period after termination of his employment. The employment agreement also provides for additional payments to be made to Dr. Koster upon his termination of employment for the following reasons:

Termination without cause or for good reason such as a material reduction of duties or a reduction of salary. Dr. Koster would receive a lump sum payment equal to his salary and average bonus through the end of the contract period. Stock options and restricted stock (subject to a floor of 25%) that would otherwise have vested in the two year period following termination would also vest, and all options would remain exercisable for two years.

Death and disability. Dr. Koster or his beneficiaries would receive a pro-rata portion of his average annual bonus, and stock options and restricted stock (subject to a floor of 25%) that would otherwise have vested in the two year period following death or disability would also vest.

Non-renewal of employment agreement. Dr. Koster would receive a lump sum payment equal to one year's salary and his annual average bonus. If the Company determines not to renew the employment agreement, stock options and restricted stock that would otherwise have vested in the one year period following non-renewal would also vest.

Change of control. If following a change in control Dr. Koster is terminated without cause or for good reason, he would receive a lump sum payment equal to three times his annual salary and average bonus. All of Dr. Koster's stock options would vest and restricted stock (subject to a floor of 50%) that would otherwise have vested in the two year period following the termination would vest and all options would remain exercisable for two years. Dr. Koster would also be eligible to receive a tax "gross-up" payment of up to $5 million.

Alan J. Hutchison
The compensation package for Alan J. Hutchison, as Executive Vice President-Drug Discovery of Neurogen, includes a salary paid pursuant to a two-year renewable employment agreement between Dr. Hutchison and the Company effective December 1, 1997. The agreement was most recently extended for an additional two-year term as of December 1, 2005. Under such agreement, Dr. Hutchison's base salary of $292,238 per annum in 2003 was increased to $299,544 effective December 31, 2003, increased to $307,782 effective December 31, 2004, and increased to $313,937 effective December 31, 2005. Such increase was, and any future increases will be, at the discretion of the Board of Directors. The employment agreement restricts Dr. Hutchison from competing with the Company for the term of the agreement and, under certain conditions, for a period of one year after termination of his employment with the Company. The employment agreement also provides for additional payments to be made to Dr. Hutchison upon his termination of employment for the following reasons:

Termination without cause or for good reason such as a material reduction of duties or a reduction of salary. Dr. Hutchison would receive a lump sum payment in an amount equal to one year's salary. Dr. Hutchison's stock options that would otherwise have vested up to the December 1st immediately following termination would also vest.

Death and disability. Dr. Hutchison would continue to receive his salary until he becomes eligible to receive payments under the Company's long term disability plan. A pro-rata portion of Dr. Hutchison's stock options that would otherwise have vested up to the December 1st immediately following death or disability would also vest.

Non-renewal of employment agreement. Dr. Hutchison would continue to receive his salary for up to one year. If the Company determines not to renew the employment agreement, Dr. Hutchison's stock options that otherwise would have vested up to the December 1st immediately following non-renewal would also vest.

Stephen R. Davis
The compensation package for Stephen R. Davis, Executive Vice President and Chief Operating Officer of Neurogen, includes a salary paid pursuant to a two-year renewable employment agreement between Mr. Davis and the Company effective December 1, 1997. The agreement was most recently extended for an additional two-year term as of December 1, 2005. Under such agreement, Mr. Davis' base salary of $287,993 per annum in 2003 was increased to $298,072 effective December 31, 2003, increased to $306,270 effective December 31, 2004, and increased to $312,395 effective December 31, 2005. Such increase was, and any future increases will be, at the discretion of the Board of Directors. The employment agreement restricts Mr. Davis from competing with the Company for the term of the agreement and, under certain conditions, for a period of one year after termination of his employment with the Company. The employment agreement also provides for additional payments to be made to Mr. Davis upon his termination of employment for the following reasons:

Termination without cause or for good reason such as a material reduction of duties or a reduction of salary. Mr. Davis would receive a lump sum payment in an amount equal to one year's salary. Mr. Davis's stock options that would otherwise have vested up to the December 1st immediately following termination would also vest.

Death and disability. Mr. Davis would continue to receive his salary until he becomes eligible to receive payments under the Company's long term disability plan. A pro-rata portion of Mr. Davis's stock options that would otherwise have vested up to the December 1st immediately following death or disability would also vest.

Non-renewal of employment agreement. Mr. Davis would continue to receive his salary for up to one year. If the Company determines not to renew the employment agreement, Mr. Davis's stock options that otherwise would have vested up to the December 1st immediately following non-renewal would also vest.

Stephen Uden
The compensation package for Stephen Uden, Executive Vice President and Head of Research & Development, includes a salary paid pursuant to a one-year renewable employment agreement between Dr. Uden and the Company effective June 26, 2005. Under such agreement, Dr. Uden's base salary of $335,000 per annum in 2005 was increased to $338,350 effective December 31, 2005. Such increase was, and any future increases will be, at the discretion of the Board of Directors. The employment agreement restricts Dr. Uden from competing with the Company for the term of the agreement and, under certain conditions, for a period of one year after termination of his employment with the Company. The employment agreement also provides for additional payments to be made to Dr. Uden upon his termination of employment for the following reasons:

Termination without cause or for good reason such as a material reduction of duties or a reduction of salary. Dr. Uden would receive a lump sum payment in an amount equal to one year's salary. Dr. Uden’s stock options and restricted stock that would otherwise have vested in the one year period following termination would also vest.

Death and disability. Dr. Uden would continue to receive his salary until he becomes eligible to receive payments under the Company's long term disability plan. A pro-rata portion of Dr. Uden’s stock options that would otherwise have vested up to the June 26th immediately following death or disability would also vest.

Non-renewal of employment agreement. Dr. Uden would continue to receive his salary for up to one year. If the Company determines not to renew the employment agreement, Dr. Uden’s stock options that otherwise would have vested up to the June 26th immediately following non-renewal would also vest.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS1

The Compensation Committee consists entirely of independent directors and is responsible for establishing and administering the policies which govern both the annual compensation and stock ownership programs of the Company. On an annual basis, each of the full Board and the Committee evaluates the performance of management and the Committee, with input from the full Board, determines the compensation of the Company's executive officers. The Compensation Committee's policies and programs are designed to further the Company's goal of increasing shareholder value by appropriately motivating and retaining executive officers. These policies include the following objectives:

Providing a portion of management's compensation in the form of base salaries. The Committee takes into consideration executive compensation paid by other similar biotechnology companies and individual experience and capabilities.

Providing a portion of management's compensation in the form of periodic cash bonus awards for the accomplishment of predetermined corporate and individual goals.

Providing equity participation for the purpose of aligning executive officers' longer term interests with those of the shareholders. The size and nature of equity based compensation grants are based primarily upon the Company's performance in meeting its goals.

Traditional measures of corporate performance, such as current earnings per share or sales growth, do not readily apply to most biotechnology companies, which are heavily focused on research and development activities designed to produce future earnings. In determining the compensation of the Company's executives, the Compensation Committee looks to other criteria to measure the Company's progress, including:

aaadvancing drug candidates into and through clinical trials designed to determine the commercial potential of the candidates;
discovering drug candidates that qualify for pre-clinical development;
identifying new drug targets and discovering potential drug leads for these targets;
establishing and executing valuable strategic collaborations with pharmaceutical companies; and
securing capital sufficient to advance the Company's drug development and discovery programs.

The Compensation Committee believes that management's performance in these areas will directly impact the long-term success of the Company and the growth of shareholder value. In addition to the above criteria, the Committee considers the extent to which the Company's shares have changed in value. However, the Compensation Committee recognizes that the biotechnology industry is characterized by long product lead times, the iterative trial and error nature of drug development, sporadic availability of capital and highly volatile stock prices, which may be affected by industry and market conditions that are transient in nature and beyond the control of management. Accordingly, the Compensation Committee attempts to appropriately motivate the Company's executives by balancing the consideration of shorter term objectives with longer term strategic goals.

In many instances the qualitative factors by which the Compensation Committee judges corporate performance necessarily involve a subjective assessment of management's performance. Annually, the Committee and the full Board establish corporate and personal objectives for the senior management team and assign relative weights to each objective with emphasis on those which create long-term value. At year-end the Committee, with input from the full Board, evaluates the performance of management against these predetermined objectives and factors this assessment into its determination of cash bonuses and equity incentive compensation.

1This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation paid by the Company to its executive officers is designed to be competitive with compensation paid to the management of comparable companies in the biotechnology industry. Toward that end, the Compensation Committee reviews independent survey data from multiple sources. Total compensation for the Company's executive officers includes a base salary component and incentive compensation, which may include cash bonuses based on satisfying corporate and individual objectives. In addition, executive officers are eligible for equity grants, typically in the form of stock options, as an element of their total annual compensation. This component is intended to motivate and retain executive officers to improve long-term stock performance. Stock option and restricted stock awards are granted at the discretion of the Compensation Committee. Generally, stock options vest in equal amounts over four years, have a term of six to ten years and are exercisable at the fair market value of the underlying Common Stock on the date of grant. The Company generally grants stock options to all employees and uses stock options as a bonus vehicle. The Compensation Committee administers the Company's stock option and restricted stock incentive plan.

The Company achieved significant milestones and met most of its goals during the fiscal year ended December 31, 2005. The Compensation Committee considered the following developments in awarding incentive compensation based on the Company's performance for the year: the successful completion of Phase I testing and the advancement into Phase II testing of the Company’s lead insomnia candidate, NG2-73; the successful completion of pre-clinical development activities for a back-up insomnia candidate; initiation of preclinical development of two candidates from Neurogen's VR-1 collaboration with Merck; and initiation of preclinical development of two candidates from Neurogen’s unpartnered drug discovery programs.

In December 2005, the Board and the Compensation Committee reviewed the Company's 2005 performance relative to predetermined objectives and the Compensation Committee further reviewed the performance of the Company's executive officers together with the incentive compensation levels of officers at comparable companies. Dr. Koster was not present during the Compensation Committee's discussion and determination of his compensation, as described below. Based upon this review and in recognition of the Company's achievement of milestones in most of its advanced programs, the Compensation Committee awarded cash incentive bonuses and stock option grants to executive officers as described in this proxy statement. To remain competitive with the Company's peers, the Committee also raised the 2006 base salaries of the Company's executive officers as further described in this proxy statement.

In evaluating the compensation of Dr. Koster for 2005, the Compensation Committee specifically considered the significant role he played in each of the above noted accomplishments. Based upon this assessment, the Compensation Committee raised Dr. Koster's starting base salary of $433,893 to $442,571 effective January 1, 2006 and awarded Dr. Koster a cash bonus of $163,578, or 38 percent of his base salary. In further recognition of the Compensation Committee's belief that a substantial portion of Dr. Koster's total compensation should be dependent on the long-term appreciation of the Company's stock price, in December 2005 the Compensation Committee granted Dr. Koster an option to purchase 47,520 shares of Neurogen Common Stock pursuant to the Company's incentive plan.

By the Compensation Committee: Julian Baker, Stewart Hen, Craig Saxton and John Simon.

AUDIT COMMITTEE REPORT2

Neurogen has a separately designated standing Audit Committee, established in accordance with section 3(a)(58)(A) of the Exchange Act, that is comprised of four non-employee directors: Eran Broshy, Mark Novitch, John Simon and Suzanne Woolsey. Each Audit Committee member qualifies as an independent director by NASDAQ Marketplace Rule 4200(a)(15) as defined by the National Association of Securities Dealers listing standards.

The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee charter, as amended on April 5, 2006, is posted on the Company's web site and attached as Appendix E. In accordance with the written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In this context, management and the Company's independent registered public accountants review with the Audit Committee the Company's annual and quarterly financial results prior to publication and the adequacy and effectiveness of the accounting and financial controls of the Company. The Audit Committee has reviewed and discussed with management and the Company's independent registered public accountants prior to publication the Company's financial condition and results of operations for the year ended December 31, 2005. The Audit Committee also has discussed matters required by Statement of Auditing Standards No. 61, (Codification of Statements on Auditing Standards AU §380), as may be modified or supplemented, with the independent registered public accountants. The Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent registered public accountant the independent registered accountant's independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

By the Audit Committee: Eran Broshy, Mark Novitch, John Simon and Suzanne Woolsey.

Audit Fees and All Other Fees
The aggregate fees billed for professional services rendered by the Company's independent registered public accountants, PricewaterhouseCoopers LLP for 2005 and 2004 were as follows:

Audit Fees. The aggregate fees for the audit of the Company's annual consolidated financial statements and its internal control over financial reporting, reviews of the quarterly consolidated financial statements included in Forms 10-Q, and services provided in connection with regulatory filings were $393,740 and $460,700 for 2005 and 2004, respectively.

Audit-Related Fees. The aggregate fees related to the performance of the audits and reviews of the Company's employee benefit plans and consultation concerning financial accounting and reporting standards were $29,660 and $40,590 for 2005 and 2004, respectively. The 2004 fees included $14,600 for services related to the Company's research collaborations and $8,690 for accounting consultations.

Tax Fees. The aggregate fees related to professional services rendered for tax compliance were $72,510 and $24,010 for 2005 and 2004, respectively. The 2005 fees included $51,000 for services related to the review of ownership change under section 382.

All Other Fees. No fees were billed by PricewaterhouseCoopers LLP during 2005 or 2004 other than fees for professional services reported above as audit fees, audit-related fees and tax fees.

2This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee pre-approves audit and other permitted non-audit services provided by Neurogen's independent registered public accountants. Pre-approval is generally provided for up to one year, is detailed as to the particular category of services and is based on estimated fees and billable services. The Audit Committee may also pre-approve particular services on a case-by-case basis. Neurogen's independent registered public accountants and senior management periodically report to the Audit Committee the extent of services provided by the independent registered public accountants in accordance with pre-approval, and the fees for the services performed to date. In 2005, all of the fees for audit-related and tax fees were pre-approved by the Audit Committee.

PERFORMANCE GRAPH3

The following graph compares the yearly percentage in the Company's cumulative total stockholder return on its Common Stock during a period commencing on December 31, 2000 and ending December 31, 2005. The returns are measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Company's share price at the end and the beginning of the period; by (ii) the share price at the beginning of the period with the cumulative return of the NASDAQ National Market Composite Index and the NASDAQ Biotechnology Index. It should be noted that Neurogen has not paid dividends on Common Stock, and no dividends are included in the representation of the Company's performance.

The stock price performance on the graph below is not necessarily indicative of future price performance, and the Company does not make or endorse any predictions as to future stockholder returns.

COMPARISON OF CUMULATIVE TOTAL RETURN*
FROM DECEMBER 31, 2000 to DECEMBER 31, 2005

AMONG NEUROGEN CORPORATION, THE NASDAQ NATIONAL MARKET COMPOSITE INDEX AND THE NASDAQ BIOTECHNOLOGY INDEX

* $100 invested on December 31, 2000 in stock or index, including reinvestment of dividends.

[3]This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

	NEUROGEN	NASDAQ NATIONAL MARKET COMPOSITE	NASDAQ BIOTECHNOLOGY
12/31/2000	100.00	100.00	100.00
12/31/2001	49.76	78.74	83.80
12/31/2002	10.33	53.77	45.81
12/31/2003	23.95	80.43	66.77
12/31/2004	26.65	87.35	70.86
12/31/2005	18.76	88.69	72.87

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In September 2001, the Company made a recourse loan to William H. Koster, President and Chief Executive Officer, in the amount of $86,382 for the payment of taxes related to the vesting of certain shares of restricted stock granted to Dr. Koster upon his hiring date. The loan is payable in full plus interest at an annual rate of 4.76% upon the occurrence of the earlier of five years from the date of issuance or the termination of Dr. Koster's employment and is secured by the restricted shares. The amount currently outstanding as of March 31, 2006, including accrued interest, is $46,662.89.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on its review of the forms required by Section 16(a) of the Securities Exchange Act of 1934, as amended, that have been received by the Company, the Company believes that all filing requirements for 2005 applicable to its officers, directors and beneficial owners of greater than ten percent of its Common Stock have been complied with.

OTHER MATTERS

The Board of Directors of the Company knows of no other matters to be submitted to the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by proxy to do otherwise.

STOCKHOLDERS' PROPOSALS TO BE PRESENTED AT THE COMPANY'S
NEXT ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals intended to be presented at the 2006 Annual Meeting of Stockholders of the Company must be received by the Company at its principal executive offices not later than December 29, 2006, for inclusion in the Proxy Statement and Proxy relating to the 2007 Annual Meeting of Stockholders.

In addition, the proxy solicited by the Board of Directors for the 2006 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we are provided with notice of such proposal no later than March 14, 2007.

THE COMPANY WILL MAIL WITHOUT CHARGE TO EACH STOCKHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS SHOULD BE SENT TO: CORPORATE SECRETARY, NEUROGEN CORPORATION, 35 NORTHEAST INDUSTRIAL ROAD, BRANFORD, CONNECTICUT 06405.

Stephen R. Davis
Secretary

May 1, 2006

APPENDIX A

SECOND AMENDMENT TO THE NEUROGEN CORPORATION 2000 NON-EMPLOYEE DIRECTORS STOCK OPTION PROGRAM

WHEREAS, pursuant to Section 9 of Neurogen Corporation 2000 Non-Employee Directors Stock Option Program (as amended and restated effective July 26, 2004) (the “Program”), the Neurogen Corporation (“Neurogen” or the “Company”) Board of Directors (the “Board”) has the authority to amend the Program in certain respects, subject to stockholder approval; and

WHEREAS, the Board has approved the following amendment (the “Amendment”) to the Program and the presentation of such Amendment to the Company’s stockholders for their approval at the 2006 Annual Meeting scheduled to be held on June 9, 2006;

NOW THEREFORE, subject to the approval of the Company’s stockholders, the Program shall be amended as follows:

1.	The Program shall be amended by restating Section 3.2 to read as follows:
3.2	Common Stock. The maximum number of shares of Common Stock in respect of which Options may be granted under the Program, subject to adjustment as provided in Section 8.2 of the Program, shall not exceed eight hundred twenty thousand (820,000) shares (the “Option Shares”). In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of the Program. Common Stock which may be issued under the Program may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open market or in private transactions) and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Program. If any Option granted under the Program expires or terminates for any reason without having been exercised in full, the Option Shares subject to, but not delivered under, any such Option may become available for the grant of other Options under the Program.

2.	Effective Date. This Third Amendment shall become effective immediately upon approval by the Company’s stockholders.

A-1

APPENDIX B

NEUROGEN CORPORATION 2000 NON-EMPLOYEE DIRECTORS STOCK OPTION PROGRAM

(as proposed to be amended and restated)

1. Purpose. The purpose of the Neurogen Corporation 2000 Non-Employee Directors Stock Option Program (as amended and restated effective July 26, 2004) (the “Program”) is to promote the interests of Neurogen Corporation (the “Company”) and its stockholders by strengthening the Company’s ability to attract and retain the services of experienced and knowledgeable non- employee directors through formula grants of non-qualified stock options to acquire the Company’s Common Stock, par value $0.025 per share. In addition, such grants will encourage the closer alignment of the interests of such directors with those of the Company’s stockholders.

2. Definitions. For purposes of the Program, the following terms shall have the meanings set forth below:

2.1 “Annual Grant” shall have the meaning set forth in Section 4.3 of the Program.

2.2 “Annual Meeting” means the annual meeting of the Company’s stockholders for any fiscal year as determined by the Company’s By-laws.

2.3 “Award Agreement” means the stock option agreement executed by each of the Eligible Directors pursuant to Sections 4 and 10.3 of the Program in connection with the granting of the options hereunder or such other alternative arrangements reflecting the terms and conditions of the Option as the Committee may determine from time to time.

2.4 “Board” means the Board of Directors of the Company, as constituted from time to time.

2.5 “Change of Control” means

(i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) acquires, as a result of any purchase or exchange, or any merger, consolidation or other reorganization, a majority of the outstanding voting securities or assets of the Company or

(ii) the Board or the Company’s stockholders, either or both, as may be required to authorize the same, shall approve any liquidation or dissolution of the Company or sale of all or substantially all of the assets of the Company.

2.6 “Code” means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.7 “Committee” shall have the meaning set forth in Section 3.3 of the Program.

2.8 “Committee Grant” shall have the meaning set forth in Section 4.4 of the Program.

2.9 “Common Stock” means the Common Stock, par value $.025 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

2.10 “Company” means Neurogen Corporation, a Delaware corporation, or any successor corporation to Neurogen Corporation.

2.11 “Eligible Director” means any Non-Employee Director of the Company who becomes a member of the Board.

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.13 “Fair Market Value” means on, or with respect to, any given date(s), the closing price for the Common Stock, as reported on the NASDAQ National Market System for such date(s) or, if the Common Stock was not traded on such date(s), on the immediately preceding day or days on which the Common Stock was traded. If at any time the Common Stock is not traded on the NASDAQ National Market System, the Fair Market Value of a share of the Common Stock shall be determined in good faith by the Board.
2.14 “Grant Date” means the date on which an Initial Grant, an Annual Grant, a Quarterly Grant or a Committee Grant is made to an Eligible Director.

2.15 “Initial Grant” shall have the meaning set forth in Section 4.2 of the Program.

2.16 “Non-Employee Director” means any director of the Company who is not, and who has not been for at least one year preceding the commencement of his or her membership on the Board, an employee of the Company, or any parent or subsidiary companies of the Company.

2.17 “Option Period” shall have the meaning set forth in Section 4.9 of the Program.

2.18 “Option Shares” shall have the meaning set forth in Section 3.2 of the Program.

2.19 “Option(s)” means the stock option(s) to acquire shares of Common Stock granted pursuant to the provisions of Section 4 of the Program and the relevant Award Agreement.

2.20 “Program” means the Neurogen Corporation 2000 Non-Employee Directors Stock Option Program, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee in accordance with Section 3.4 of the Program).

2.21 “Reelected Director” means an Eligible Director who previously received an Initial Grant, terminated service as a director of the Company and is subsequently elected or appointed to the Board.

2.22 “SEC” means the Securities and Exchange Commission, or any successor governmental agency.

2.23 “SEC Rule 16b-3” means Rule 16b-3, as promulgated by the SEC under Section 16(b) of the Exchange Act, or any successor rule or regulation thereto, as such Rule is amended or applied from time to time.

2.24 “Subsidiary(ies)” means any corporation (other than the Company) in an unbroken chain of corporations, including and beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock in one of the other corporations in such chain.

2.25 “Termination” means a termination of an Eligible Director’s membership on the Board.

3. Term of the Program; Common Stock Subject to the Program; Administration.

3.1 Term. The Program shall continue in effect until it is terminated by action of the Board or of the Company’s stockholders, but any such termination shall not affect the terms of any then outstanding Options.

3.2 Common Stock. The maximum number of shares of Common Stock in respect of which Options may be granted under the Program, subject to adjustment as provided in Section 8.2 of the Program, shall not exceed eight hundred twenty thousand (820,000) shares (the “Option Shares”). In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of the Program. Common Stock which may be issued under the Program may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open market or in private transactions) and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Program. If any Option granted under the Program expires or terminates for any reason without having been exercised in full, the Option Shares subject to, but not delivered under, any such Option may become available for the grant of other Options under the Program.

3.3 The Committee. Subject to the terms and provisions of the Program, the Program shall be administered by a committee selected by the Board (the “Committee”).

3.4 Program Administration and Program Rules. The Committee shall have the power to interpret and construe the terms and provisions of the Program, to determine questions that arise thereunder, to designate persons to carry out the day-to-day ministerial administration of the Program under such conditions and limitations as it may prescribe, and to promulgate, adopt, amend and rescind such rules and regulations for implementing and administering the Program as the Committee deems necessary or desirable. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or implementation of the Program shall be final, binding and conclusive upon all Eligible Directors and any person(s) claiming under or through any Eligible Directors.

4. Non-Qualified Stock Option Grants.

4.1 Term. All Options granted under the Program shall be nonstatutory options that are not “incentive stock options” within the meaning of Section 422 of the Code.

4.2 Initial Grant. An initial Option to acquire twenty thousand (20,000) Option Shares (subject to adjustment as provided in Section 8.2 of the Program) shall be granted (an “Initial Grant”) to each Eligible Director immediately following any Annual Meeting at which such Eligible Director is first elected by the Company’s stockholders or when such Eligible Director is otherwise first elected or appointed by the Board to be a director, whichever is applicable; provided, however, that a Reelected Director shall not receive a second Initial Grant; provided, further, that no Initial Grants shall be made after July 26, 2004.

4.3. Annual Grant. An annual Option to acquire five thousand (5,000) Option Shares (as adjusted pursuant to Section 8.2 of the Program) shall be granted (an “Annual Grant”) automatically each year on the anniversary of each Eligible Director’s election, reelection, appointment or reappointment to the Board; provided, however, that no Annual Grants shall be made after July 26, 2004.

4.4 Committee Grant. An annual Option (in addition to any Annual Grant and/or Quarterly Grant) to acquire up to a maximum of five thousand (5,000) Option Shares (as adjusted pursuant to Section 8.2 of the Program) shall be granted (a “Committee Grant”) each year upon the designation of the Executive, Compensation, Science, Audit and Governance Committees of the Board (an “Eligible Committee”) to each Eligible Director, representing a grant to each Eligible Director to acquire one thousand five hundred (1,500) shares with respect to each such Eligible Committee on which he or she serves as a non-chair member and two thousand five hundred (2,500) shares with respect to each such committee of which he or she serves as the chair or co-chair. The Board, as it sees fit, shall be authorized to add new committees to or delete current or future committees from the definition of “Eligible Committees,” which are then subject to the operation of this Section 4.4.

4.5 Quarterly Grant. Commencing September 15, 2004 a quarterly Option to acquire two thousand five hundred (2,500) Option Shares (as adjusted pursuant to Section 8.2 of the Program) shall be granted (a “Quarterly Grant”) automatically on each March, June, September and December 15th of each year or such other quarterly dates as the Committee finds appropriate; provided, however, that the initial Quarterly Grants to a Director who received an Annual Grant after September 15, 2003 shall be subject to reduction by the Committee as it determines, in its absolute discretion, to be necessary or appropriate to achieve a proper transition from Annual Grants to Quarterly Grants; and provided, further, that a Director who becomes a Director on a date other than a date on which a Quarterly Grant would otherwise be made, shall receive an initial Quarterly Grant on such date of up to 2,500 shares as determined by the Committee in its absolute discretion.

4.6 Exercise Price. The option exercise price per Option Share for an Initial Grant, an Annual Grant, a Quarterly Grant or a Committee Grant shall be the Fair Market Value on the Grant Date.

4.7 Method of Exercise. Upon becoming exercisable in accordance with Section 5 of the Program, an Option may be exercised in whole or in part at any time and from time to time during the Option Period by giving written notice of exercise to the Secretary of the Company or the Secretary’s designee specifying the number of Option Shares in respect of which the Option is being exercised. Such notice shall be accompanied by payment in full of the aggregate option exercise price for the Option Shares to be acquired. The date both such notice and payment are received by the office of the Secretary of the Company shall be the date of exercise of the Option as to such number of Option Shares. No Option may be exercised at any time in respect of a fractional share.

    4.8 Form of Payment. Payment of the aggregate option exercise price may be in cash or by certified, cashier’s or personal check. Payment may also be made in whole or in part by the transfer to the Company of shares of Common Stock already owned by an Eligible Director for at least six months and having a Fair Market Value equal to all or a portion of the option exercise price at the time of such exercise.

4.9 Option Period. Each Option shall expire ten years from its Grant Date (the “Option Period”); provided, however, in the event of the Termination of an Eligible Director, any outstanding unexercised Option of such Eligible Director that has not vested pursuant to Section 5 of the Program shall be deemed to be vested and shall be exercisable upon the effectiveness of such Termination and all outstanding and unexercised Options of such Eligible Director (whether such Options vested prior to or at Termination) shall expire one (1) year after the date of any such Termination or on the stated grant expiration date, whichever is earlier.

4.10 Right to Exercise. The right of any Eligible Director (or any person or entity receiving a transfer of an Option directly from an Eligible Director as permitted in Section 10.5(b)) to exercise an Option granted under the Program shall, during the lifetime of such Eligible Director (or direct transferee) be exercisable only by such Eligible Director (or transferee) and shall not be assignable by such Eligible Director (or transferee) other than by will or the laws of descent and distribution or by the Eligible director pursuant to Section 10.5(b).

4.11 Limitation of Rights. Neither the recipient of an Option under the Program nor an Eligible Director’s transferee or successor or successors in interest shall have any rights as a stockholder of the Company with respect to any Option Shares subject to an Option granted to such person until the date of issuance of a stock certificate in respect of such Option Shares.

4.12 Regulatory Approval. The Company shall not be required to issue any certificate or certificates for Option Shares upon the exercise of an Option granted under the Program or to record as a holder of record of Option Shares the name of the individual exercising an Option under the Program, without obtaining to the complete satisfaction of the Committee the approval of all regulatory bodies, if any, deemed necessary by the Committee and without complying, to the Committee’s complete satisfaction, with all rules and regulations under federal, state, or local law deemed applicable by the Committee.

5. Vesting.

5.1 Initial Grant Options. Subject to Section 4.10 and Section 6 of the Program, each Option granted pursuant to an Initial Grant shall become exercisable with respect to one-thirty-sixth (1/36) of the aggregate underlying Option Shares on the last day of each month, beginning with the last day of the month in which such Option was granted.

5.2 Annual Grant Options and Committee Grant Options. Subject to Section 4.10 and Section 6 of the Program, each Option granted pursuant to an Annual Grant or a Committee Grant shall become exercisable with respect to one-twelfth ( 1/12) of the aggregate underlying Option Shares on the last day of each month, beginning with the last day of the month in which such Option was granted.

5.3 Quarterly Grant Options. Subject to Section 4.10 and Section 6 of the Program, each Option granted pursuant to a Quarterly Grant shall become exercisable with respect to one-third (1/3) of the aggregate underlying Option Shares on the last day of each month for three months, beginning with the last day of the month in which such option was granted.

6. Acceleration of Vesting Upon Change of Control. Anything in the Program to the contrary notwithstanding, if a Change of Control of the Company occurs all Options then unexercised and outstanding shall become fully vested and exercisable as of the date of the Change of Control. The immediately preceding sentence shall apply to only those Eligible Directors who are members of the Board as of the date of the Change of Control.

7. Tax Reimbursement. All taxes, if any, in respect of any Option(s) granted hereunder to the Eligible Director hereunder shall be the sole responsibility of and shall be paid by the Eligible Director.

8. Changes in Capitalization and Other Matters.

8.1 No Corporate Action Restriction. The existence of the Program, any Award Agreement and/or the formula grants made hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize

(a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s capital structure or its business,

(b) any merger, consolidation or change in the ownership of the Company or any Subsidiary,

(c) any issue of secured or unsecured indebtedness, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s capital stock or the rights thereof,

(d) any dissolution or liquidation of the Company or any Subsidiary,

(e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s assets or business, or

(f) any other corporate act or proceeding by the Company or any Subsidiary.

An Eligible Director, any transferee or beneficiary(ies) of any such Eligible Director or any other person shall not have any claim against any member of the Board or any committee thereof, the Company or any Subsidiary or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

8.2 Recapitalization Adjustments. In the event of any change in capitalization affecting the Common Stock, including, without limitation, a stock dividend or other distribution, stock split, reverse stock split, recapitalization, consolidation, merger, subdivision, split-up, spin-off, split-off, combination or exchange of shares or other form of reorganization or recapitalization, or any other change affecting the Common Stock (any of these being an “Adjustment Event”), the Committee may make such adjustment as it deems appropriate to reflect such change, including, without limitation, with respect to the aggregate number and class of shares of the Common Stock (or number and kind of other securities or property) subject to and authorized by the Program, the number and class of shares of Common Stock (or number and kind of other securities or property) in respect of which an Option may be granted to an Eligible Director under the Program as provided in Section 4, the number and class of Option Shares (or number and kind of other securities or property) subject to each Option outstanding and the per share (or other security or property) exercise price specified for each Option outstanding. In addition, upon an Adjustment Event, the Committee may cancel any or all outstanding Options in exchange for a payment in respect of each such Option equal to the product of

(a) the excess of

(i) the fair market value of a share at the time of the Adjustment Event over

(ii) the per share exercise price of such Option and

(b) the number of shares subject to such Option.

9. Amendment; Termination. The Board may suspend or terminate the Program (or any portion thereof) at any time and may amend the Program at any time and from time to time in such respects as the Board may deem advisable; provided, however, that the terms and provisions of the Program which determine the eligibility of directors and the amount, price and timing of the formula grants hereunder shall not be amended more than once every six months, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, and the rules thereunder; provided, further, that without majority stockholder approval, no such amendment shall

     (a) except as provided in Section 8.2 of the Program, materially increase the number of shares of Common Stock which may be issued under the Program,

(b) modify in any way the requirements as to eligibility for grants under the Program, or

(c) increase the benefits accruing to Eligible Directors under the Program. In addition, no such amendment, suspension or termination shall be effective if it would materially adversely affect the rights of any Eligible Director in respect of any outstanding Option, without the consent of such Eligible Director.

10. Miscellaneous.

10.1 No Right to Continue as Director. Neither the adoption of the Program, the granting of an Option, nor any other action taken pursuant to the Program shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a director of the Company for any period of time or at any particular rate of remuneration.

10.2 Listing, Registration and Other Legal Compliance. No Options or Common Stock shall be issued under the Program unless legal counsel for the Company shall be satisfied that such issuance will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Company may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates and/or information, as the Company may deem necessary or advisable, in its sole discretion, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for any Options and/or Common Stock delivered under the Program may be subject to such stock-transfer orders and such other restrictions as the Company may deem advisable under the rules, regulations or other requirements of the SEC, any stock exchange upon or trading system in which the Common Stock is then listed or traded and any applicable federal or state securities law. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for

(a) the issuance or other distribution of any Options and/or Common Stock or

(b) the payment of amounts to any Eligible Director,

any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Eligible Director (or any estate, designated beneficiary or other legal representative thereof, as the case may be and as determined by the Committee) to take any action in connection with any such determination, any Options to be issued or distributed, any such payment or the making of any such determination, as the case may be, shall be deferred until such required action is taken. The Program and all transactions under the Program are intended to comply with all applicable conditions of SEC Rule 16b-3. To the extent any provision of the Program fails to so comply with such rule, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Company.

10.3 Award Agreements. Each Eligible Director receiving an Option under the Program shall, at the request of the Company, enter into an Award Agreement with the Company, or be subject to such alternative arrangements reflecting the terms and conditions of the Option as the Committee may determine from time to time, which shall cause the Eligible Director to be subject to the restrictions, terms and conditions of the Option award and the Program.

10.4 Designation of Beneficiary. Each Eligible Director may designate a beneficiary or beneficiaries to exercise an Option or to receive any payment which under the terms of the Program and the relevant Award Agreement may become exercisable or payable on or after the Eligible Director’s death. At any time, and from time to time, any such designation may be changed or cancelled by the Eligible Director without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Company and shall not be effective until received by the Company. If no beneficiary has been designated by a deceased Eligible Director, or if the designated beneficiaries have predeceased the Eligible Director, the beneficiary shall be the Eligible Director’s estate. If the Eligible Director designates more than one beneficiary, any payments under the Program to such beneficiaries shall be made in equal shares unless the Eligible Director has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Eligible Director.

10.5 Non-transferability of Awards.

(a) Except as otherwise provided in clause (b) below, no Option under the Program or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by any Eligible Director or any beneficiary(ies) of any Eligible Director, except by testamentary disposition by the Eligible Director or the laws of intestate succession. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of an Eligible Director’s debts, judgments, alimony or separate maintenance. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any such awards, rights or interests or the levy of any execution, attachment or similar legal process thereon, contrary to the terms of this Program shall be null and void and without legal force or effect.

(b) During the Eligible Director’s lifetime, the Eligible Director may, with the consent of the Committee, transfer without consideration all or any portion of an Option to one or more members of his or her Immediate Family (as defined below), to a trust established for the exclusive benefit of one or more members of his or her Immediate Family, to a partnership in which all the partners are members of his or her Immediate Family, or to a limited liability company in which all the members are members of his or her Immediate Family; provided, however, that any such Immediate Family, trust, partnership or limited liability company shall agree to be and shall be bound by the terms and provisions of the Program, and by the terms and provisions of any applicable outstanding Award Agreements or other agreements covering the Options or the shares subject to the options. For purposes of this Agreement, “Immediate Family” means the Eligible Director’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half-brothers and half-sisters), in-laws, and all such relationships arising because of legal adoption.

10.6 Governing Law. The Program and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Program.

10.7 Effective Date. The Program shall be effective upon its adoption by the Board, subject to the approval of the Program by the Company’s stockholders.

APPENDIX C

THIRD AMENDMENT TO THE AMENDED AND RESTATED NEUROGEN COPORATION 2001 STOCK OPTION PLAN

WHEREAS, pursuant to Section 10 of Amended and Restated Neurogen Corporation 2001 Stock Option Plan (as amended and restated effective September 4, 2001, July 26, 2004 and June 9, 2005) (the “Plan”), the Neurogen Corporation (“Neurogen” or the “Company”) Board of Directors (the “Board”) has the authority to amend the Plan in certain respects, subject to stockholder approval; and

WHEREAS, the Board has approved the following amendment (the “Amendment”) to the Plan and the presentation of such Amendment to the Company’s stockholders for their approval at the 2006 Annual Meeting scheduled to be held on June 9, 2006;

NOW THEREFORE, subject to the approval of the Company’s stockholders, the Plan shall be amended as follows:

1.  The Plan shall be amended by restating Section 4.2 to read as follows:

4.2 Common Stock. The maximum number of shares of Common Stock in respect of which Stock Options and Restricted Shares may be granted under the Plan, subject to adjustment as provided in Section 9.2 of the Plan, shall not exceed four million five hundred thousand (4,500,000) shares of Common Stock; provided, however, that no more than fifty percent (50%) of that total may be issued in the form of Restricted Shares pursuant to the provisions of Section 7 of the Plan. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan. If any Stock Options expire unexercised or if any Stock Options or grants of Restricted Shares are forfeited, surrendered, canceled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such Stock Options or to such grants of Restricted Shares shall again be available for grants of Stock Options or of Restricted Shares under the Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement.

2. Effective Date. This Third Amendment shall become effective immediately upon approval by the Company’s stockholders.

C-1

APPENDIX D

AMENDED AND RESTATED NEUROGEN CORPORATION 2001 STOCK OPTION PLAN

(as proposed to be amended and restated)

1. Purpose. The purpose of the Amended and Restated Neurogen Corporation 2001 Stock Option Plan (as amended and restated effective September 4, 2001, July 26, 2004 and June 9, 2005) (the “Plan”) is to attract and retain the best available personnel, to provide additional incentive to employees and consultants, and to promote the success of the business of Neurogen Corporation (the “Company”) and its Subsidiaries (as defined below).

2. Certain Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below:

2.1 “Award Agreement” shall mean the agreement executed by a Participant pursuant to the provisions of Sections 3.2 and 12.4 of the Plan in connection with the granting of a Stock Option or of Restricted Shares or such other alternative arrangements reflecting the terms and conditions of the Stock Option or the Restricted Shares as the Committee may determine from time to time.

2.2 “Board” shall mean the Board of Directors of the Company, as constituted from time to time.

2.3 “Cause” shall mean, for purposes of this Plan, either of the following: (a) if a Participant is a party to an employment or consulting agreement with the Company or with any Subsidiary, the meaning as defined in such agreement; or (b) if the Participant is not party to such an agreement, (i) commission of a felony or misdemeanor; (ii) failure to abide by any material Company policy; (iii) gross negligence or willful misconduct in connection with job duties; or (iv) continuing refusal to perform job duties after written notice of such failure and an opportunity to cure such non-performance. In the event that a Participant is party to an employment or consulting agreement with the Company or with any Subsidiary, and such employment or consulting agreement permits the Participant to terminate his or her employment for “good reason” (as defined in such agreement) or under any constructive termination provision permitting the employee to terminate his or her employment and receive severance benefits, then if the Participant terminates his or her employment or consulting relationship with the Company or with any Subsidiary for “good reason” or under any such constructive termination provision, he or she shall be deemed to have been terminated by the Company or its Subsidiary without Cause for purposes of this Plan. Any determination of Cause by the Compensation Committee or its designee shall be conclusive, final and binding on the Participant, and on all persons claiming under or through such Participant, for purposes of this Plan.

   2.4 “Change of Control” shall, for purposes of this Plan, be deemed to have occurred (i) when any person or persons acting in concert (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), excluding Company benefit plans, becomes the beneficial owner of securities of the Company having more than fifty percent (50%) of the voting power of the Company’s then-outstanding securities; (ii) upon the consummation of any merger or other business combination of the Company (a “Transaction”), other than a Transaction immediately following which those persons who were stockholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own more than fifty percent (50%) of the voting power, directly or indirectly, of the surviving corporation in any such merger or other business combination; (iii) when, within any twelve (12) month period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has expressed an intent to effect a Change of Control or engage in a proxy or other control contest); or (iv) when a plan of complete liquidation of the Company shall have been adopted or the holders of voting securities of the Company shall have approved an agreement for the sale or disposition by the Company (in one transaction or through series of transactions) of all or substantially all of the Company’s assets.

2.5 “Code” shall mean the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.6 “Committee” shall mean the committee established from time to time in the sole discretion of the Board to administer the Plan, as described in Section 3 of the Plan, and consisting solely of two or more directors who are non-employee directors for purposes of SEC Rule 16b-3, and who are outside directors for purposes of Section 162(m) of the Code and the regulations promulgated thereunder.

2.7 “Common Stock” shall mean the common stock, par value $0.025 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

2.8 “Company” shall mean Neurogen Corporation, a Delaware corporation, or any successor corporation to Neurogen Corporation.

2.9 “Disability” shall mean disability as defined in the Participant’s then-effective employment or consulting agreement. If the participant is not then a party to an effective employment or consulting agreement with the Company which defines disability, “Disability” shall mean disability as determined by the Committee in accordance with standards and procedures similar to those under the Company’s long-term disability plan, if any. Subject to the first sentence of this Section 2.9, at any time that the Company does not maintain a long-term disability plan, “Disability” shall mean any physical or mental disability which is determined to be total and permanent by a physician selected in good faith by the Company.

2.10 “Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.11 “Fair Market Value” shall mean, on or with respect to any given date(s), the closing price for the Common Stock, as reported on the NASDAQ Stock Market for such date(s) or, if the Common Stock was not traded on such date(s), on the immediately preceding day (or days) on which the Common Stock was traded. If at any time the Common Stock is not traded on the NASDAQ Stock Market, the Fair Market Value of a share of Common Stock shall be determined in good faith by the Committee.

2.12 “Incentive Stock Option” means any Stock Option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is intended to be (and is specifically designated as) an “incentive stock option” within the meaning of Section 422 of the Code.

2.13 “Non-Qualified Stock Option” means any Stock Option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is not (and is specifically designated as not being) an Incentive Stock Option.

2.14 “Participant” shall mean any individual who is selected from time to time under Section 5 to receive a Stock Option or a grant of Restricted Shares under the Plan.

2.15 “Plan” shall mean the Neurogen Corporation 2001 Stock Option Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

2.16 “Restricted Shares” shall mean the restricted shares of Common Stock granted pursuant to the provisions of Section 7 of the Plan and the relevant Award Agreement.

2.17 “Retirement” shall mean the voluntary retirement by the Participant from active employment with the Company and its Subsidiaries on or after the attainment of age sixty-five (65).

2.18 “SEC” shall mean the Securities and Exchange Commission, or any successor governmental agency.

2.19 “SEC Rule 16b-3” shall mean Rule 16b-3, as promulgated by the SEC under Section 16(b) of the Exchange Act, or any successor rule or regulation thereto, as such Rule is amended or applied from time to time.

2.20 “Stock Option” shall mean an award granted to a Participant pursuant to the provisions of Section 6 of the Plan.

2.21 “Subsidiary(ies)” shall mean any corporation (other than the Company), partnership or limited liability company in an unbroken chain of entities, including and beginning with the Company, if each of such entities, other than the last entity in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock, partnership or membership interests in one of the other entities in such chain.

3. Administration.

3.1 General. The Plan shall be administered by the Committee.

3.2 Plan Administration and Plan Rules. The Committee is authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation and administration of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation and administration of the Plan including, without limitation, (a) selecting the Plan’s Participants, (b) granting Stock Options and making grants of Restricted Shares in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon such Stock Options and upon grants of Restricted Shares as the Committee shall deem appropriate, and (d) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan and any Award Agreement. The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe. The Committee may (i) delegate to the Company’s President and Chief Executive Officer and to a Vice President of the Company (as designated by the Committee), acting together, the authority to grant Stock Options or Restricted Shares to those eligible employees and consultants who are not subject to Section 16 of the Exchange Act or (ii) adopt a resolution to automatically provide to an employee or consultant, upon the initial employment of such person or performance of services by such person, a grant of Stock Options or Restricted Shares: provided, however, that such delegation or adoption will not be effective if it would disqualify the Plan, or any other plan of the Company (or of any Subsidiary) intended to be so qualified, from (i) the exemption provided by SEC Rule 16b-3, (ii) the benefits provided under Section 422 of the Code, or any successor provisions thereto or (iii) entitlement to deductions under Code Section 162(m), or any successor provision thereto. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or implementation of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants. The Company shall effect the granting of Stock Options and Restricted Shares under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.

3.3 Liability Limitation. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or with any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law, by the Company’s Certificate of Incorporation, as amended, and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

4. Term of Plan/Common Stock Subject to Plan.

4.1 Term. The Plan shall terminate on June 29, 2011, except with respect to Stock Options and grants of Restricted Shares then outstanding. After such date no further Stock Options or Restricted Shares shall be granted under the Plan.

4.2 Common Stock. The maximum number of shares of Common Stock in respect of which Stock Options and Restricted Shares may be granted under the Plan, subject to adjustment as provided in Section 9.2 of the Plan, shall not exceed four million five hundred thousand (4,500,000) shares of Common Stock; provided, however, that no more than fifty percent (50%) of that total may be issued in the form of Restricted Shares pursuant to the provisions of Section 7 of the Plan. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan. If any Stock Options expire unexercised or if any Stock Options or grants of Restricted Shares are forfeited, surrendered, canceled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such Stock Options or to such grants of Restricted Shares shall again be available for grants of Stock Options or of Restricted Shares under the Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement.

5. Eligibility. Individuals eligible for Stock Options and grants of Restricted Shares under the Plan shall be determined by the Committee in its sole discretion and shall be limited to employees of and consultants to the Company and its Subsidiaries, and persons who may become such employees or consultants.

6. Stock Options.

6.1 Terms and Conditions. Stock Options granted under the Plan shall be in respect of Common Stock and may be in the form of Incentive Stock Options or Non-Qualified Stock Options (sometimes referred to collectively herein as “Stock Options”). Such Stock Options shall be subject to the terms and conditions set forth in this Section 6 and to any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

6.2 Grant. Stock Options may be granted under the Plan in such form as the Committee may from time to time approve. Special provisions shall apply to Incentive Stock Options granted to any employee who owns (within the meaning of Section 422(b)(6) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent corporation or any Subsidiary of the Company, within the meaning of Section 424(e) and (f) of the Code (a “10% Stockholder”).

6.3 Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee, including, without limitation, a determination based on a formula determined by the Committee at the time of grant and indicated in the Participant’s Award Agreement; provided, however, that the exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant of such Incentive Stock Option; provided, further, however, that in the case of a 10% Stockholder, the exercise price of an Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant.

6.4 Term. In respect of any Stock Option granted under the Plan, unless otherwise (a) determined by the Committee (in its sole discretion) at or prior to the time of grant of a Stock Option or (b) provided in the Award Agreement or in the Participant’s employment, severance or consulting agreement in respect of any such Stock Option, the term of each Stock Option shall be ten (10) years; provided, however, that the term of any Incentive Stock Option shall not exceed ten (10) years (five (5) years, in the case of a 10% Stockholder) after the date immediately preceding the date on which the Incentive Stock Option is granted.

6.5 Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Secretary of the Company (or to the Secretary’s designee) specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price in cash, or by certified or personal check, bank draft, money order or wire transfer to the Company or, if permitted by the Committee (in its sole discretion) and by applicable law, by delivery of, alone or in conjunction with a partial cash or instrument payment, (a) a fully-secured promissory note or notes, (b) shares of

Common Stock already owned by the Participant for at least six (6) months or (c) any other form of payment acceptable to the Committee. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes. Any portion of a Stock Option that is exercised may not be exercised again.

6.6 Maximum Grant. During any calendar year, no Participant may receive Stock Options to purchase more than five hundred thousand (500,000) shares of Common Stock under the Plan.

6.7 Exercisability. In respect of any Stock Option granted under the Plan, unless otherwise (a) determined by the Committee (in its sole discretion) at any time and from time to time in respect of any such Stock Option or (b) provided in the Award Agreement or in the Participant’s employment, severance or consulting agreement in respect of any such Stock Option, such Stock Option shall become exercisable as to the aggregate number of shares of Common Stock underlying such Stock Option, as determined on the date of grant, as follows:

•
twenty percent (20%) on the first anniversary of the date of grant of the Stock Option, provided the Participant is then employed by or providing consulting services for the Company and/or one of its Subsidiaries;

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forty percent (40%) on the second anniversary of the date of grant of the Stock Option, provided the Participant is then employed by or providing consulting services for the Company and/or one of its Subsidiaries;

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sixty percent (60%) on the third anniversary of the date of grant of the Stock Option, provided the Participant is then employed by or providing consulting services for the Company and/or one of its Subsidiaries;

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eighty percent (80%) on the fourth anniversary of the date of grant of the Stock Option, provided the Participant is then employed by or providing consulting services for the Company and/or one of its Subsidiaries; and

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one hundred percent (100%) on the fifth anniversary of the date of grant of the Stock Option, provided the Participant is then employed by or providing consulting services for the Company and/or one of its Subsidiaries.

Notwithstanding anything to the contrary contained in this Section 6.7, unless otherwise provided in the Award Agreement or in the Participant’s employment, severance or consulting agreement in respect of such Stock Option, such Stock Option shall become one hundred percent (100%) exercisable as to the aggregate number of shares of Common Stock underlying such Stock Option upon the death, Disability or Retirement of the Participant.

7. Restricted Shares.

7.1 Terms and Conditions. Awards of Restricted Shares shall be subject to the terms and conditions set forth in this Section 7 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Shares to be granted to a Participant and the Committee may provide or impose different terms and conditions on any particular Restricted Share grant made to any Participant. With respect to each Participant receiving an award of Restricted Shares, there shall be issued a stock certificate (or certificates) in respect of such Restricted Shares. Such stock certificate(s) shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear, among other required legends, the following legend:

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING, WITHOUT LIMITATION, FORFEITURE EVENTS) CONTAINED IN THE NEUROGEN CORPORATION 2001 STOCK OPTION PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER HEREOF AND NEUROGEN CORPORATION. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICE OF THE SECRETARY OF NEUROGEN CORPORATION, BRANFORD, CT. NEUROGEN CORPORATION WILL FURNISH TO THE RECORDHOLDER OF THE CERTIFICATE, WITHOUT CHARGE AND UPON WRITTEN REQUEST AT ITS PRINCIPAL PLACE OF BUSINESS, A COPY OF SUCH PLAN AND AWARD AGREEMENT. NEUROGEN CORPORATION RESERVES THE RIGHT TO REFUSE TO RECORD THE TRANSFER OF THIS CERTIFICATE UNTIL ALL SUCH RESTRICTIONS ARE SATISFIED, ALL SUCH TERMS ARE COMPLIED WITH AND ALL SUCH CONDITIONS ARE SATISFIED.”

Such stock certificate evidencing such shares shall, in the sole discretion of the Committee, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.

7.2 Restricted Share Grants. A grant of Restricted Shares is an award of shares of Common Stock granted to a Participant, subject to such restrictions, terms and conditions, if any, as the Committee deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment or service for any reason or for specified reasons within a specified period of time (including, without limitation, the failure to achieve designated performance goals).

7.3 Restriction Period. In accordance with the provisions of Sections 7.1 and 7.2 of the Plan and unless otherwise determined by the Committee in its sole discretion (subject to the provisions of Section 10.2 of the Plan) at any time and from time to time, Restricted Shares shall only become unrestricted and vested in the Participant in accordance with such vesting schedule and any other applicable restrictions, terms and conditions relating to such Restricted Shares, if any, as the Committee may establish in the relevant Award Agreement (the “Restriction Period”). During the Restriction Period, such stock shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such stock. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive the Restricted Shares or a portion thereof, as the case may be, as provided in Section 7.4 of the Plan.

7.4 Payment of Restricted Share Grants. After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Shares, a new certificate, without the legend set forth in Section 7.1 of the Plan, for the number of shares of Common Stock which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant.

7.5 Stockholder Rights. A Participant shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares, all of the rights of a stockholder of such stock (except as such rights are limited or restricted under the Plan or in the relevant Award Agreement). Any stock dividends paid in respect of unvested Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares in respect of which such stock dividends are issued.

7.6 Maximum Grant. During any calendar year, no Participant may receive grants of Restricted Shares awarding more than two hundred fifty thousand (250,000) shares of Common Stock under the Plan.

8. Non-transferability. Unless otherwise provided in a Participant’s Award Agreement, no Stock Option or unvested Restricted Shares under the Plan or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except by testamentary disposition by a Participant or pursuant to the laws of intestate succession. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of a Participant’s debts, judgments, alimony, or separate maintenance. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any such awards, rights or interests or the levy of any execution, attachment or similar legal process thereon, contrary to the terms of this Plan, shall be null and void and without legal force or effect. Unless otherwise provided in a Participant’s Award Agreement, Stock Options are exercisable only by the Participant during the lifetime of the Participant.

9. Changes in Capitalization and Other Matters.

9.1 No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Stock Options or Restricted Shares granted hereunder or thereunder shall not limit, affect or restrict in any way the right or power of the Board to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board, the Committee, the Company or any Subsidiary, or any employees, officers, stockholders or agents of the Company or any Subsidiary, as a result of any such action.

9.2 Changes in Capital Structure. Stock Options and Restricted Shares granted under the Plan and under any Award Agreements evidencing such Stock Options or Restricted Shares, the maximum number of shares of Common Stock subject to all Stock Options and grants of Restricted Shares stated in Section 4.2, and the maximum number of shares subject to Stock Options or represented by grants of Restricted Shares that a Participant can receive in any calendar year pursuant to the provisions of Section 6.6 or Section 7.6, as applicable, shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of stock or other consideration subject to such Stock Options or grants of Restricted Shares or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Stock Option or Restricted Shares or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan, in either case where such adjustment shall substantially preserve the value, rights and benefits of any affected Stock Options or Restricted Shares. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

9.3 Change of Control.

(a) If a Change of Control occurs and outstanding Stock Options under the Plan are converted, assumed, replaced or continued by the Company, a successor or an acquirer, then, in the case and only in the case of a Participant whose employment or consulting relationship with the Company and its Subsidiaries is terminated by the Company and its Subsidiaries (or any successors thereto) without Cause prior to the second anniversary of such Change of Control

(i) any outstanding Stock Options then held by such Participant which are unexercisable or otherwise unvested shall automatically be deemed to be exercisable or otherwise vested, as the case may be, as of the date immediately prior to the date of such termination of employment or cessation of services and

(ii) unless otherwise provided in the Award Agreement or in the Participant’s employment, severance or consulting agreement in respect of such Participant’s Restricted Shares, all restrictions, terms and conditions applicable to all Restricted Shares then outstanding and held by such Participant shall lapse and be deemed to be satisfied as of the date immediately prior to the date of such termination of employment or cessation of services.

(ii) unless otherwise provided in the Award Agreement or in the Participant’s employment, severance or consulting agreement in respect of such Participant’s Restricted Shares, all restrictions, terms and conditions applicable to all Restricted Shares then outstanding and held by such Participant shall lapse and be deemed to be satisfied as of the date immediately prior to the date of such termination of employment or cessation of services.

(b) If a Change of Control occurs and the Stock Options outstanding under the Plan are not converted, assumed, replaced or continued by the Company, a successor or an acquirer, then

(i) all outstanding Stock Options shall automatically be deemed to be exercisable or otherwise vested immediately prior to the consummation of the Change of Control and all Participants shall be permitted to exercise their Stock Options immediately prior to or concurrent with the consummation of the Change of Control; and

(ii) all restrictions, terms and conditions applicable to outstanding Restricted Shares shall lapse and be deemed to be satisfied immediately prior to the consummation of the Change of Control.

(c) To the extent that the implementation of the terms of (a) or (b) above causes an Incentive Stock Option to exceed the dollar limitation set forth in Section 422(d) of the Code, or any successor provision thereto, the excess Stock Options shall be deemed to be Non-Qualified Stock Options.

(d) Upon entering into an agreement to effect a Change of Control, referred to in Section 9.3(b), the Committee may, subject to the consummation of the Change of Control, cause all outstanding Stock Options to terminate upon the consummation of the Change of Control. If the Committee acts pursuant to the preceding sentence, each affected Participant shall have the right to exercise his or her outstanding Stock Options during a period of time determined by the Committee in its sole discretion. Notwithstanding the above, in the event of a Change of Control, then the Committee may, in its discretion, cancel any or all outstanding Stock Options and cause the holders thereof to be paid, in cash or stock (including any stock of a successor or acquirer), or any combination thereof, the value of such Stock Options, including any unvested portion thereof, based upon the excess of the value, as determined by the Committee in good faith, of a share of Common Stock over the exercise price.

10. Amendment, Suspension and Termination.

10.1 In General. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable or in the best interests of the Company or any Subsidiary; provided, however, that without majority stockholder approval no such amendment may (i) increase the number of shares of Common Stock available for Stock Options or grants of Restricted Shares under Section 4.2, or (ii) increase the maximum annual grant under Section 6.6 or Section 7.6, as applicable. In addition, no such amendment, suspension or termination shall materially and adversely affect the rights of any Participant under any outstanding Stock Options or grants of Restricted Shares, without the consent of such Participant.

10.2 Award Agreement Modifications. The Committee may, in its sole discretion, amend or modify at any time and from time to time the restrictions, terms and conditions of any outstanding Stock Option or grant of Restricted Shares in any manner to the extent that the Committee under the Plan or any Award Agreement could have initially established the restrictions, terms and conditions of such Stock Option or grant of Restricted Shares. No such amendment or modification shall, however, materially and adversely affect the rights of any Participant under any such Stock Option or grant of Restricted Shares without the consent of such Participant. Notwithstanding anything to the contrary in this Section 10.2, no Stock Option may be repriced, replaced, regranted through cancellation, or modified without stockholder approval (except in connection with Section 9.2 herein, a change in the capital structure of the Company), if the effect would be to reduce the exercise price for the shares underlying such Stock Option.

11. Termination of Employment or Services.

11.1 In General. Except as is otherwise provided (a) in the relevant Award Agreement as determined by the Committee (in its sole discretion) or (b) in the Participant’s then-effective employment, severance or consulting agreement, if any, the following terms and conditions shall apply as appropriate and as not inconsistent with the terms and conditions, if any, contained in such Award Agreement and/or such employment or consulting agreement.

11.2 Stock Options. Except as otherwise provided in the relevant Award Agreement or in a Participant’s employment, severance or consulting agreement in respect of such Stock Options, and subject to any determination of the Committee pursuant to the provisions of Section 6.7 of the Plan, if a Participant’s employment with or performance of services for the Company and its Subsidiaries terminates for any reason, then (i) any then-unexercisable Stock Options shall be forfeited by the Participant and canceled by the Company, and (ii) such Participant’s rights, if any, to exercise any then-exercisable Stock Options, if any, shall terminate six (6) months after the later of the date of such termination or the last day on which services were performed (but not beyond the stated term of any such Stock Option as determined under Section 6.4 of the Plan; provided, however, that if such termination or cessation of service is due to death, Disability or Retirement, the exercise period for any exercisable Stock Option shall in no case be less than one (1) year after the date of such termination or cessation of service (but not beyond the stated term of any such Stock Option as determined under Section 6.4 of the Plan). Notwithstanding the above, the Committee, in its sole discretion, may determine that any such Participant’s Stock Options may, to the extent exercisable immediately prior to any termination of employment or cessation of services, remain exercisable for an additional period of time after any period set forth above expires (subject to any other applicable terms and provisions of the Plan and the relevant Award Agreement), but not beyond the stated term of any such Stock Option.

11.3 Restricted Shares. Subject to the provisions of Section 9.3 herein, if a Participant’s employment with or performance of services for the Company and its Subsidiaries terminates for any reason (other than due to death, Disability or Retirement) prior to the satisfaction and/or lapse of the restrictions, terms and conditions applicable to a grant of Restricted Shares, such Restricted Shares shall immediately be canceled and the Participant (or such Participant’s estate, designated beneficiary or other legal representative, as the case may be and as determined by the Committee) shall forfeit any rights or interests in and with respect to any such Restricted Shares. Notwithstanding anything to the contrary in this Section 11.3, the Committee, in its sole discretion, may determine that all or a portion of any such Participant’s Restricted Shares shall not be so canceled and forfeited. If the Participant’s employment or performance of services terminates due to death, Disability or Retirement, the Participant (and such Participant’s estate, designated beneficiary or other legal representative, as the case may be and as determined by the Committee) shall become one hundred percent (100%) vested in any such Participant’s Restricted Shares as of the date of any such termination.

11.4 Leaves of Absence/Transfers. The Committee shall have the power to promulgate rules and regulations and to make determinations under the Plan, as it deems appropriate, in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has been terminated by the Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have been terminated as a result of such transfers.

12. Miscellaneous.

12.1 Tax Withholding. The Company shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the exercise of any Stock Option or the vesting of any Restricted Shares, any federal, state, local, foreign or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. In addition, the Company shall have the right to require payment from a Participant to cover any applicable withholding or other employment taxes due upon any payment or settlement under the Plan.

12.2 No Right to Employment. Neither the adoption of the Plan, the granting of any Stock Option or Restricted Shares, nor the execution of any Award Agreement, shall confer upon any employee or consultant of the Company or any Subsidiary any right to continued employment or consulting relationship with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment or consulting relationship of any employee or consultant at any time for any reason, even if such termination adversely affects such Participant’s Stock Options or grants of Restricted Shares.

12.3 Listing, Registration and Other Legal Compliance. No Stock Options, Restricted Shares or shares of the Common Stock shall be required to be issued or granted under the Plan or any Award Agreement unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of Common Stock delivered under the Plan may bear appropriate legends and may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is listed, and any applicable securities law. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the granting of any Stock Option or Restricted Shares or the making of any determination, (b) the issuance or other distribution of Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Stock Option or grant of Restricted Shares, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken.

12.4 Award Agreements. Each Participant receiving a Stock Option or grant of Restricted Shares under the Plan shall enter into an Award Agreement with the Company, or be subject to such alternative arrangements as the Committee may determine from time to time, which shall cause the Participant to be subject to the restrictions, terms and conditions of the Stock Option or Restricted Shares awarded and the Plan.

12.5 Designation of Beneficiary. Each Participant to whom a Stock Option or Restricted Share has been granted under the Plan may designate a beneficiary or beneficiaries to exercise any Stock Option or to receive any payment which under the terms of the Plan and the relevant Award Agreement may become exercisable or payable on or after the Participant’s death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

12.6 Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

12.7 Effective Date. The Plan shall be effective as of the date of its approval by the Board, subject to the approval of the Plan by the Company’s stockholders in accordance with Sections 162(m) and 422 of the Code and the regulations promulgated thereunder. If such approval is not obtained, this Plan and any awards granted under the Plan shall be null and void and of no force and effect.

APPENDIX E

NEUROGEN CORPORATION
AUDIT COMMITTEE CHARTER
(As Amended on April 5, 2006)

Organization

There shall be a committee of the Neurogen Corporation (the "Company" or "Neurogen") board of directors to be known as the Audit Committee. The Audit Committee shall be composed of three or more directors, each of whom shall meet the independence standards and have financial expertise as required by the Rules of the National Association of Securities Dealers, Inc., the Securities Exchange Act of 1934 and the rules promulgated thereunder (collectively, the "Exchange Act"), the Sarbanes-Oxley Act of 2002 and all other applicable rules and regulations. All members of the committee shall have a working familiarity with basic finance and accounting practices and at least one member of the committee must qualify as a "financial expert" as defined in Section 407 of the Sarbanes-Oxley Act of 2002 and any other applicable laws, rules and regulations.

The Company will provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor, to any advisors that the Audit Committee chooses to engage, and for payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Statement of Policy

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In doing so, it is the responsibility of the Audit Committee to:

Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.
Maintain free and open means of communication between directors, the independent auditors and the financial management of the corporation.
Oversee the qualifications, independence and performance of the independent auditors, who shall report directly to the Audit Committee.

Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of Neurogen are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

Review, appoint, retain and determine the compensation of the independent auditors to audit the financial statements of the Company and subsidiaries and the Company's report of its system of internal controls as required by Section 404 of the Sarbanes-Oxley Act. Review the performance of the independent auditors and discharge the independent auditors when circumstances warrant.

Pursuant to Section 206 (a) of the Sarbanes-Oxley Act, pre-approve on a case-by-case basis or pursuant to policies and procedures established by the Audit Committee all audit, audit-related and non-audit services to be performed by the Company's independent auditors.

E-1

Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit and attestation services for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit or attestation report, including any comments or recommendations of the independent auditors. The Audit Committee shall have the authority to resolve any disagreements between management and the independent auditors regarding financial reporting.

Review with the independent auditors, the Company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company compliance policies and procedures to determine their adequacy in protecting the interests of the Company.

Review the financial statements contained in the quarterly and annual reports to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Particular emphasis should be given to any changes in accounting principles and any matters which require a substantial degree of judgment or interpretation of accounting principles and which are likely to have a material impact on the disclosure and content of the financial statements taken as a whole.

Review with management and independent auditors the Company's report on its system of internal controls to be contained in its annual report on Form 10-K and the Company's and all independent auditors processes for evaluating such system and report. The Audit Committee should be satisfied with the disclosure and content of such report.

Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

Review accounting and financial human resources and succession planning within the Company.
Submit the minutes of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential anonymous submission by employees of the Company of any concerns regarding questionable accounting or auditing matters.

Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside advisors, including outside counsel for this purpose if, in its judgment, that is appropriate.

Review and assess the adequacy of this charter on an annual basis or more frequently, as conditions dictate.
E-2

Annual Meeting Proxy Card

NEUROGEN CORPORATION
35 Northeast Industrial Road
Branford, Connecticut 06405

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints and authorizes William H. Koster and Stephen R. Davis, or each of them, with all powers of substitution and revocation as attorneys and proxies to represent the undersigned, with all powers which the undersigned would possess if personally present, and to vote the shares of Common Stock of Neurogen Corporation held of record by the undersigned on April 13, 2006, at the 2006 Annual Meeting of Stockholders of Neurogen Corporation, which is being held at the New York Palace Hotel, 455 Madison Avenue, New York, New York 10022, on Friday, June 9, 2006 at 10:30 a.m., local time, and at any postponements or adjournments of that meeting, and, in their discretion, upon any other business that may properly come before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" THE ADOPTION OF AN AMENDMENT TO THE NEUROGEN CORPORATION 2000 NON-EMPLOYEE DIRECTORS STOCK OPTION PROGRAM, “FOR” THE ADOPTION OF AN AMENDMENT TO THE AMENDED AND RESTATED NEUROGEN CORPORATION 2001 STOCK OPTION PLAN, AND "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR NEUROGEN CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INCLUDED, WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4.

Address Changes/Comments: _______________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

 (Continued and to be signed on the reverse side)

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Neurogen Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return in to Neurogen Corp., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Please vote, sign, date and promptly return this proxy in the enclosed envelope which is postage-prepaid if mailed in the United States.

 To vote, mark blocks below in blue or black ink as follows:

Vote on Directors

			For All	Withhold All	For All Except
1.	Election of the following nominees to the Board of Directors:		[ ]	[ ]	[ ]
	1.	Felix J. Baker
	2.	Julian C. Baker
	3.	Eran Broshy
	4.	Stephen R. Davis
	5.	Stewart Hen
	6.	William H. Koster
	7.	Jonathan S. Leff
	8.	Craig Saxton
	9.	John Simon

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee’s name on the line below.

Vote on Proposals
			For	Against	Abstain
2.
To adopt an amendment to the Neurogen Corporation 2000 Non-Employee Directors Stock Option Program to increase the number of shares available for issuance under the program from 570,000 shares to 820,000 shares.
			[ ]	[ ]	[ ]

3.
To adopt an amendment to the Amended and Restated Neurogen Corporation 2001 Stock Option Plan to increase the number of shares available for issuance under the plan from 3,500,000 shares to 4,500,000 shares.
			[ ]	[ ]	[ ]

4.	To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accountants for the Company for the fiscal year ending December 31, 2006.		[ ]	[ ]	[ ]

5.	In accordance with their discretion upon such other matters as may properly come before the meeting or any adjournments thereof.
Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated.	[ ]

	Yes	No
Please indicate if you plan to attend this meeting.	[ ]	[ ]

HOUSEHOLDING ELECTION- Please indicate if you consent to receive certain future investor communications in a single package per household.	[ ]	[ ]

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date